Exhibit (b)(1)

EXECUTION VERSION

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF FEBRUARY 26, 2020

AMONG

ERGON, INC.

as the Borrower

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

BANK OF AMERICA, N.A., REGIONS BANK, TRUIST BANK and U.S. BANK

NATIONAL ASSOCIATION,

as Syndication Agents

and

BBVA USA,

as Documentation Agent

WELLS FARGO SECURITIES, LLC and

BOFA SECURITIES, INC.,

as Joint Lead Arrangers and Joint Bookrunners

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

i

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

2.14. Noteless Agreement; Evidence of Indebtedness	40
2.15. Telephonic Notices	41
2.16. Interest Payment Dates; Interest and Fee Basis	41
2.17. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions	41
2.18. Lending Installations	42
2.19. Non-Receipt of Funds by the Administrative Agent	42
2.20. Replacement of Lender	42
2.21. Facility LCs	43
2.21.1. Issuance; Transitional Facility LCs	43
2.21.2. Participations	44
2.21.3. Notice	45
2.21.4. LC Fees	45
2.21.5. Administration; Reimbursement by Lenders	45
2.21.6. Reimbursement by Borrower	46
2.21.7. Obligations Absolute	47
2.21.8. Actions of LC Issuers	48
2.21.9. Indemnification	48
2.21.10. Lenders’ Indemnification	49
2.21.11. Facility LC Collateral Account	49
2.21.12. LC Issuer Agreements	50
2.21.13. Rights as a Lender	50
2.22. Defaulting Lenders	50
2.23. Extension of Facility Termination Date	53
ARTICLE III YIELD PROTECTION; TAXES	56
3.1. Yield Protection	56
3.2. Changes in Capital Adequacy Regulations	56
3.3. Changed Circumstances	57
3.3.1. Circumstances Affecting Eurodollar Rate Availability	57
3.3.2. Laws Affecting Eurodollar Rate Availability	57
3.3.3. Effect of Benchmark Transition Event	58
3.4. Funding Indemnification	59
3.5. Taxes	59
3.6. Lender Statements; Survival of Indemnity	61
ARTICLE IV CONDITIONS PRECEDENT	61

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

4.1. Initial Credit Extension	61
4.2. Each Credit Extension	63
ARTICLE V REPRESENTATIONS AND WARRANTIES	64
5.1. Organizational Existence; Compliance with Law	64
5.2. Organizational Power; Authorization	64
5.3. Enforceable Obligations	64
5.4. No Legal Bar	64
5.5. No Material Litigation	65
5.6. Investment Company Act, Etc.	65
5.7. Margin Regulations	65
5.8. Compliance With Environmental Laws	65
5.9. Insurance	66
5.10. No Default	66
5.11. No Burdensome Restrictions	66
5.12. Taxes	66
5.13. Subsidiaries	66
5.14. Financial Statements	66
5.15. ERISA	67
5.16. Patents, Trademarks, Licenses, Etc.	67
5.17. Ownership of Property	68
5.18. Financial Condition	68
5.19. Labor Matters	68
5.20. Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions	68
5.21. Disclosure	69
5.22. EEA Financial Institution	69
ARTICLE VI COVENANTS	69
6.1. Organizational Existence, Etc.	69
6.2. Compliance with Laws, Etc.	69
6.3. Payment of Taxes and Claims, Etc.	70
6.4. Keeping of Books	70
6.5. Visitation, Inspection, Etc.	70
6.6. Insurance; Maintenance of Properties	70
6.7. Reporting Covenants	70
6.7.1. Annual Consolidated Financial Statements	71

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

6.7.2. Quarterly Consolidated Financial Statements	71
6.7.3. No Default/Compliance Certificate	71
6.7.4. Auditor’s No Default Certificate	72
6.7.5. Notice of Default and other Material Events	72
6.7.6. Environmental Notices	72
6.7.7. ERISA	72
6.7.8. Public Filings, Etc.	73
6.7.9. Accountants’ Reports	73
6.7.10. Other Information	73
6.7.11. Receivables Purchase Documents; Note Purchase Agreement	73
6.8. Senior Note Covenants Incorporated By Reference	73
6.9. Restricted Payments	74
6.10. Transactions with Affiliates	74
6.11. ERISA	74
6.12. Limitation on Payment Restrictions Affecting the Borrower or any of its Subsidiaries	75
6.13. Conduct of Business	75
6.14. Use of Proceeds	75
6.15. Subsidiary Guarantees	76
6.16. Subsidiary Indebtedness	76
6.17. Merger	77
6.18. Sale of Assets	77
6.19. [Reserved]	78
6.20. Liens	78
6.21. Financial Contracts	79
6.22. Intercompany Subordination Provisions in Note Purchase Agreement, Senior Notes and Related Guaranty	79
6.23. Compliance with Anti-Corruption Laws and Sanctions; Beneficial Ownership Regulation and Anti-Money Laundering Laws	79
6.24. Financial Covenants	80
6.24.1. Net Debt to Capitalization Ratio	80
6.24.2. Minimum Fixed Charge Coverage Ratio	80
6.24.3. Priority Debt	80
ARTICLE VII DEFAULTS	80
7.1. Breach of Representations or Warranties	80

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

7.2. Failure to Make Payments When Due	80
7.3. Breach of Covenants	80
7.4. Other Breaches	81
7.5. Default as to Other Indebtedness	81
7.6. Voluntary Bankruptcy; Appointment of Receiver; Etc.	81
7.7. Involuntary Bankruptcy; Appointment of Receiver; Etc.	81
7.8. Custody or Control of Property	82
7.9. Judgments	82
7.10. Unfunded Liabilities	82
7.11. Other ERISA Liabilities	82
7.12. Environmental Matters	82
7.13. Change in Control	82
7.14. Receivables Purchase Document Events	82
7.15. Guarantor Revocation	83
7.16. Loan Documents	83
ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES	83
8.1. Acceleration; Facility LC Collateral Account	83
8.2. Amendments	84
8.3. Preservation of Rights	85
8.4. Performance by the Administrative Agent	85
ARTICLE IX GENERAL PROVISIONS	86
9.1. Survival of Representations	86
9.2. Governmental Regulation	86
9.3. Headings	86
9.4. Entire Agreement	86
9.5. Several Obligations; Benefits of this Agreement	86
9.6. Expenses; Indemnification	86
9.7. Numbers of Documents	87
9.8. Accounting	87
9.9. Severability of Provisions	88
9.10. Nonliability of Lenders	88
9.11. Confidentiality	88
9.12. Lenders Not Utilizing Plan Assets	89
9.13. Nonreliance	89

v

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

9.14. Disclosure	89
9.15. Subordination of Intercompany Indebtedness	89
9.16. USA Patriot Act; Anti-Money Laundering Laws	90
9.17. Amendment and Restatement of Existing Credit Agreement	91
9.18. Acknowledgement and Consent to Bail-In of EEA Financial Institutions	91
9.19. Certain ERISA Matters	92
9.20. Acknowledgement Regarding Any Supported QFCs	93
ARTICLE X THE AGENTS	94
10.1. Appointment; Nature of Relationship	94
10.2. Powers	95
10.3. General Immunity	95
10.4. No Responsibility for Loans, Recitals, etc	95
10.5. Action on Instructions of Lenders	95
10.6. Employment of Agents and Counsel	96
10.7. Reliance on Documents; Counsel	96
10.8. Agents’ Reimbursement and Indemnification	96
10.9. Notice of Default	97
10.10. Rights as a Lender	97
10.11. Lender Credit Decision	97
10.12. Successor Agents	97
10.13. Agent and Arranger Fees	98
10.14. Delegation to Affiliates	98
10.15. Release of Guarantors	98
10.16. Disclosure	98
10.17. Funds Transfer Disbursements	99
ARTICLE XI SETOFF; RATABLE PAYMENTS	99
11.1. Setoff	99
11.2. Ratable Payments	100
ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS	100
12.1. Successors and Assigns; Designated Lenders	100
12.1.1. Successors and Assigns	100
12.1.2. Designated Lenders	101
12.2. Participations	102
12.2.1. Permitted Participants; Effect	102

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

12.2.2. Voting Rights	102
12.2.3. Benefit of Setoff	103
12.2.4. Participant Register	103
12.3. Assignments	103
12.3.1. Assignments; Consents	103
12.3.2. Proportionate Amounts	104
12.3.3. Required Consents	104
12.3.4. Assignment and Acceptance; Notes	105
12.3.5. No Assignment to Borrower	105
12.3.6. Effect of Assignment	105
12.3.7. The Register	105
12.4. Dissemination of Information	105
12.5. Tax Treatment	106
ARTICLE XIII NOTICES	106
13.1. Notices	106
13.2. Electronic Delivery	106
13.3. Change of Address	107
ARTICLE XIV COUNTERPARTS	107
ARTICLE XV CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	107
15.1. CHOICE OF LAW	107
15.2. CONSENT TO JURISDICTION	107
15.3. WAIVER OF JURY TRIAL	108

EXHIBITS

Exhibit A	-	Form of Borrower’s Counsel’s Opinion

Exhibit B	-	Form of Compliance Certificate

Exhibit C	-	Form of Assignment and Assumption Agreement

Exhibit D	-	Form of Promissory Note (if requested)

Exhibit E	-	List of Closing Documents

Exhibit F	-	Form of Designation Agreement

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exhibit G	-	Form of Guaranty

Exhibit H	-	[Intentionally Omitted]

Exhibit I	-	Form of Commitment and Acceptance

SCHEDULES

Pricing Schedule

Commitment Schedule

LC Commitment Schedule

Departing Lender Schedule

Schedule 2.21	-	Existing Facility LCs

Schedule 5.8	-	Environmental Matters

Schedule 5.13	-	Subsidiaries

Schedule 5.15	-	ERISA

Schedule 6.16	-	Existing Indebtedness

Schedule 6.20	-	Existing Liens

Schedule 10.15	-	Released Guarantors

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amended and Restated Credit Agreement, dated as of February 26, 2020, is among ERGON, INC., the institutions from time to time parties hereto as Lenders (whether by execution of this Agreement or an assignment pursuant to Section 12.3 or pursuant to agreements required by Section 2.6.3), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Swing Line Lender, Principal LC Issuer and Administrative Agent, BANK OF AMERICA, N.A., REGIONS BANK, TRUIST BANK and U.S. BANK NATIONAL ASSOCIATION, as Syndication Agents, and BBVA USA, as Documentation Agent.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower, certain of the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of February 25, 2016 (as amended, restated, supplemented or otherwise modified prior to the effectiveness hereof, the “Existing Credit Agreement”); and

WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement in its entirety on the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated as follows:

ARTICLE I

DEFINITIONS

1.1. Certain Defined Terms. As used in this Agreement:

“Accounting Changes” is defined in Section 9.8 hereof.

“Act” is defined in Section 9.16 hereof.

“Acquisition” means any acquisition, or any series of related acquisitions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any Person, or business unit, line of business or division thereof, whether through purchase of assets, exchange, issuance of stock or other debt or equity securities, merger, reorganization, amalgamation, division or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of members of the board of directors or the equivalent governing body (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of any Person.

“Additional Commitment Lender” is defined in Section 2.23.4 hereof.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Adjusted EBITDA” shall mean, for any period for any group of Persons, an amount equal to the sum of (i) Consolidated Net Income of such group of Persons during such period, plus (minus), (ii) without duplication, to the extent deducted (included) in determining Consolidated Net Income of such group of Persons during such period, (A) Consolidated Fixed Charges, (B) charges against income for all foreign, federal, state and local taxes based on income, (C) depreciation expense, (D) amortization expense, (E) other non-cash charges (gains), including, without limitation, inventory write-downs and environmental remediation, (F) all extraordinary losses (gains), (G) the minority interest portion of the Consolidated Net Income of any Subsidiary of the Borrower in such group of Persons that is not a Wholly-Owned Subsidiary of the Borrower, in each case of such group of Persons during such period, (H) the noncash portion of loss (equity in earnings, except to the extent of cash disbursements made) of all Affiliates of the Borrower (other than Subsidiaries of the Borrower), in each case of such group of Persons during such period; and (I) other nonrecurring items. For purposes of this Agreement, Adjusted EBITDA shall be calculated on a Pro Forma Basis.

“Administrative Agent” means Wells Fargo (or its branches or Affiliates) in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Advance” means a borrowing hereunder consisting of the aggregate amount of several Loans, (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period. The term “Advance” shall include Swing Line Loans unless otherwise expressly provided.

“Affected Lender” is defined in Section 2.20.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by”, and “under common control with”) as applied to any Person means the controlling Person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person, or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person (whether through the ownership of voting securities, by contract or otherwise); provided that in no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower. For avoidance of doubt, each of BKEP GP, BKEP and their respective Subsidiaries shall constitute an Affiliate for the purposes of this Agreement.

“Agent” means any of the Administrative Agent, any of the Syndication Agents or the Documentation Agent, as appropriate, and “Agents” means, collectively, the Administrative Agent, the Syndication Agents and the Documentation Agent.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as may be adjusted from time to time pursuant to the terms hereof. The initial Aggregate Commitment is Six Hundred Million and 00/100 Dollars ($600,000,000).

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

“Agreement” means this Second Amended and Restated Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time.

“Agreement Accounting Principles” means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 5.14; provided, however, that except as provided in Section 9.8, with respect to the calculation of financial ratios and other financial tests required by this Agreement, “Agreement Accounting Principles” means generally accepted accounting principles as in effect in the United States as of the date of this Agreement, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 5.14 hereof.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1% and (c) the Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate published by ICE Benchmark Administration, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent at approximately 11:00 a.m. London time on such day (provided that clause (c) shall not be applicable during any period in which the Eurodollar Rate is unavailable or unascertainable). Notwithstanding the foregoing, if the Alternate Base Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate, respectively. If, for any reason, the Eurodollar Rate is not so published then the “Eurodollar Rate” for such Floating Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which dollar deposits would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder and the U.K. Bribery Act 2010, as amended, and the rules and regulations thereunder.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Commitment Fee Rate” means, at any time, the percentage rate per annum at which Commitment Fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

“Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means each of Wells Fargo Securities, LLC and BofA Securities, Inc., and its respective successors, in its capacity as Joint Lead Arranger.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Asset Disposition” means the sale, transfer, license, lease or other disposition of any Property (including any sale and leaseback transaction, division, merger or disposition of Capital Stock), whether in a single transaction or a series of related transactions, by any Loan Party or any Subsidiary thereof.

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement among a Lender, an Eligible Assignee and the Administrative Agent, substantially in the form of Exhibit C.

“Authorized Officer” means any of the chief executive officer, president, chief operating officer, chief financial officer, chief accounting officer or treasurer of the Borrower, acting singly.

“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Banking Services” means each and any of the following bank services provided to the Borrower or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Code” means 11 U.S.C. §§ 101 et seq.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; and

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(a) a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;

(b) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 3.3.3 and (b) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 3.3.3.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BKEP” means Blueknight Energy Partners, L.P., a Delaware limited partnership.

“BKEP Drop Down Transactions” means any acquisition by BKEP or its Subsidiaries, in a single transaction or in a series of related transactions, of master limited partnership qualifying assets (together with any non-material assets reasonably related, complementary or ancillary thereto) of the Borrower or any of its Subsidiaries, and all transactions consummated or agreements entered into in connection therewith; provided that (a) such acquisition shall be made for fair value (as reasonably determined by the chief financial officer of the Borrower) and (b) such acquisition is otherwise on terms and conditions, when taken as a whole, that are fair and reasonable to the Borrower and its Subsidiaries as determined in the good faith judgment of the Borrower, taking into account the totality of the relationship between the Borrower and its Subsidiaries, on the one hand, and BKEP and its Subsidiaries, on the other.

“BKEP GP” means Blueknight Energy Partners G.P., L.L.C., a Delaware limited liability company.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Borrower” means Ergon, Inc., a Mississippi corporation, and its permitted successors and assigns (including, without limitation, a debtor-in-possession on its behalf).

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.9.

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day (other than a Saturday, Sunday or legal holiday) on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Eurodollar Loan, or any Floating Rate Loan as to which the interest rate is determined by reference to the LIBO Rate, any day that is a Business Day described in clause (a) and that is also a London Banking Day.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capitalized Rentals” of a Person means as of the date of any determination, the amount at which the aggregate rental due and to become due under all Capitalized Leases under which the Borrower or any Subsidiary is a lessee would be reflected as a liability on the consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable LC Issuer or the Lenders, as collateral for LC Obligations or obligations of Lenders to fund participations in respect of LC Obligations, cash or deposit account balances or, if the Administrative Agent and the applicable LC Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable LC Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) commercial paper maturing no more than two hundred seventy (270) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency), (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one hundred eighty (180) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and having a long-term debt rating of “A” or better by S&P or “A2” or better from Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency) and (d) shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (c) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Change in Control” means (i) the Lampton Family ceases to own, beneficially and of record, and control at least 51% of the total Capital Stock of the Borrower entitled to vote for the election of directors; or (ii) the majority of the Board of Directors of the Borrower fails to consist of Continuing Directors; or (iii) except as expressly permitted under the terms of this Agreement, the Borrower consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its property to any Person, or any Person consolidates with or merges into the Borrower, in either event pursuant to a transaction in which the outstanding Capital Stock of the Borrower is reclassified or changed into or exchanged for cash, securities or other property; or (iv) the Borrower shall cease to have the power, directly or indirectly, to elect a majority of the members of the board of directors of each of the Borrower’s Material Subsidiaries; or (v) other than pursuant to a transaction otherwise permitted by the terms of this Agreement, the Borrower shall cease to own and control, directly or indirectly, more than sixty-six and two-thirds percent (66 2/3%) of the economic or voting rights associated with all of the outstanding Capital Stock of each of the Borrower’s Material Subsidiaries; or (vii) any “Change of Control” (or similar term) under (and as defined in) the Note Purchase Agreement or the Senior Notes shall have occurred.

“Closing Date” means February 26, 2020.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation promulgated thereunder.

“Collateral Shortfall Amount” is defined in Section 8.1.

“Commitment” means, for each Lender, the obligation of such Lender to make Revolving Loans to, and participate in Facility LCs issued upon the application of, and participate in Swing Line Loans to, the Borrower in an aggregate amount not exceeding the amount set forth on the Commitment Schedule or in the Assignment and Assumption Agreement or the Commitment and Acceptance by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Assumption Agreement or Commitment and Acceptance.

“Commitment and Acceptance” is defined in Section 2.6.3(iii).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Commitment Increase Notice” is defined in Section 2.6.3(i).

“Commitment Fee” is defined in Section 2.6.1.

“Commitment Schedule” means the Schedule identifying each Lender’s Commitment attached hereto and identified as such.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Consolidated Fixed Charges” means, for any period, the sum of the charges described in the following determined on a consolidated basis, without duplication, after eliminating charges attributable to outstanding minority interests the sum of (i) all Rentals (other than Rentals on Capitalized Leases) payable during such period, plus (ii) all Interest Expenses on all Indebtedness (including the interest component of Rentals on Capitalized Leases) whether accrued or paid during such period, in each case calculated in accordance with Agreement Accounting Principles.

“Consolidated Net Funded Debt” shall mean an amount equal to the sum of (x) without duplication, all Indebtedness (including, without limitation, all Receivables Facility Attributed Indebtedness and all Synthetic Lease Obligations on the date of determination, regardless of its treatment under Agreement Accounting Principles) of the Borrower and its consolidated Subsidiaries (including all current maturities of such Indebtedness) minus (y) the Net Funded Debt Adjustment.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period determined in accordance with Agreement Accounting Principles, excluding (i) extraordinary gains or losses to the extent deducted or added to net income, and (ii) minority interests, and including only dividends or distributions actually received by the Borrower from any entity which is not a Subsidiary.

“Consolidated Net Worth” means at any time the book value of all Capital Stock, including Preferred Stock, paid-in capital and retained earnings of the Borrower and its Subsidiaries, and including minority interests in Affiliates of the Borrower to the extent deducted in calculating the Consolidated Net Worth of the Borrower and its Subsidiaries but only to the extent such Affiliate shall be a Guarantor hereunder, calculated on a consolidated basis as of such time in accordance with Agreement Accounting Principles.

“Consolidated Total Assets” means the total amount of all assets of the Borrower and its consolidated Subsidiaries, and including amounts attributable to minority interests in Affiliates of the Borrower to the extent deducted in calculating the Consolidated Total Assets of the Borrower and its Subsidiaries but only to the extent such Affiliate shall be a Guarantor hereunder, calculated on a consolidated basis as of such time in accordance with Agreement Accounting Principles.

“Consolidated Total Capitalization” means at any time the sum of (i) Consolidated Net Funded Debt at such time, plus (ii) Consolidated Net Worth at such time.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Continuing Director” means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the Closing Date, or (b) was nominated for election, elected or appointed to such board of directors with the approval of two-thirds or more of the Continuing Directors who were members of such board at the time of such nomination, election or appointment.

“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Conversion/Continuation Notice” is defined in Section 2.10.

“Credit Extension” means the making, conversion or continuance of an Advance or the issuance, amendment, modification or renewal of a Facility LC hereunder.

“Credit Extension Date” means the Borrowing Date or the date of a conversion or continuation for an Advance or the issuance, amendment, extension or renewal date for a Facility LC.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar applicable laws relating to the relief of debtors in the United States or other applicable jurisdictions from time to time in effect.

“Default” means an event described in Article VII.

“Defaulting Lender” means, subject to Section 2.22(vi), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any LC Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Facility LCs or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any LC Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Borrower, acting in good faith, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(vi)) upon delivery of written notice of such determination to the Borrower, each LC Issuer, the Swing Line Lender and each Lender.

“Departing Lender” means each lender under the Existing Credit Agreement that does not have a Commitment hereunder and is identified on the Departing Lender Schedule hereto.

“Departing Lender Schedule” means the Schedule identifying each Departing Lender as of the Closing Date attached hereto and identified as such.

“Designated Lender” means, with respect to each Designating Lender, each Eligible Designee designated by such Designating Lender pursuant to Section 12.1.2.

“Designating Lender” means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 12.1.2.

“Designation Agreement” is defined in Section 12.1.2.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Facility Termination Date.

“Documentation Agent” means BBVA USA, in its capacity as a documentation agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Documentation Agent appointed pursuant to Article X.

“Dollar” and “$” means dollars in the lawful currency of the United States.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Domestic Incorporated Subsidiary” means a Subsidiary of the Borrower organized under the laws of a jurisdiction located in the United States.

“Early Opt-in Election” means the occurrence of:

(a) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.3.3 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(b) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in an EEA Member Country.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed by any of the foregoing); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include any Ineligible Institution.

“Eligible Designee” means a special purpose corporation, partnership, limited partnership or limited liability company that is administered by a Lender or an Affiliate of a Lender and (i) is organized under the laws of the United States or any state thereof, (ii) is engaged primarily in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or the equivalent thereof by Moody’s.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Environmental Laws” shall mean all federal, state, provincial, local and other foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, including without limitation those relating to (a) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (c) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. § 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. § 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. § 9601 et seq.).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.

“Eurodollar Advance” means an Advance which, except as otherwise provided in Section 2.12, bears interest at a Eurodollar Rate requested by the Borrower pursuant to Sections 2.9 and 2.10.

“Eurodollar Loan” means a Loan which, except as otherwise provided in Section 2.12, bears interest at a Eurodollar Rate requested by the Borrower pursuant to Sections 2.9 and 2.10.

“Eurodollar Rate” means, with respect to any Eurodollar Advance for the relevant Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the sum of (i) (x) the LIBO Rate applicable to such Interest Period multiplied by (y) the Statutory Reserve Rate, plus (ii) the then Applicable Margin, changing as and when the Applicable Margin changes.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Loan Party for or the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

keepwell, support or other agreement for the benefit of the applicable Loan Party, including under the keepwell provisions in the Guaranty Agreement). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and each Agent, (i) taxes imposed on its overall net income, and franchise taxes imposed on it, by (A) the jurisdiction under the laws of which such Lender or Agent is incorporated or organized or any political combination or subdivision or taxing authority thereof or (B) the jurisdiction in which such Agent’s or Lender’s principal executive office or such Lender’s applicable Lending Installation is located or in which, other than as a result of the transaction evidenced by this Agreement, such Agent or Lender otherwise is, or at any time was, engaged in business and (ii) any United States federal withholding taxes imposed by FATCA.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Existing Credit Agreement” has the meaning set forth in the preliminary statements hereto.

“Existing Facility LC” is defined in Section 2.21.1(ii).

“Existing Facility Termination Date” is defined in Section 2.23.1.

“Existing Guaranty” means that certain Amended and Restated Guaranty (and any and all addenda thereto) dated as of February 25, 2016 by each Guarantor and Released Guarantor in favor of the Administrative Agent for the benefit of itself and the Lenders, as amended, restated, supplemented or otherwise modified prior to the Closing Date.

“Extending Lender” is defined in Section 2.23.2.

“Extension Date” is defined in Section 2.23.1.

“Facility LC” is defined in Section 2.21.1.

“Facility LC Application” is defined in Section 2.21.3.

“Facility LC Collateral Account” is defined in Section 2.21.11.

“Facility Termination Date” means February 26, 2025, as the same may be extended pursuant to the terms of Section 2.23.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the Federal Funds Effective Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Financial Contract” of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (ii) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency, interest rate options puts or warrants.

“Financial Contract Obligations” means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Financial Contracts permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Financial Contract transaction.

“Fiscal Quarter” means a fiscal quarter of the Borrower.

“Fiscal Year” means a fiscal year of the Borrower.

“Floating Rate” means, for any day, a rate per annum equal to the sum of (i) the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes, minus (ii) the Applicable Margin then in effect, changing as and when the Applicable Margin changes.

“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan or portion thereof, which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Foreign Pension Plan” means any employee benefit plan as described in Section 3(3) of ERISA for which the Borrower or any member of its Controlled Group is a sponsor or administrator and which (i) is maintained or contributed to for the benefit of employees of the Borrower, any of its respective Subsidiaries or any member of its Controlled Group, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the applicable LC Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding LC Obligations in respect of Facility LCs issued by such LC Issuer other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of outstanding Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Obligations” means, collectively, (i) the Obligations, (ii) any Financial Contract Obligations and (iii) any Banking Services Obligations.

“Guarantor” shall mean each Material Subsidiary of the Borrower that is a Domestic Incorporated Subsidiary and each other Subsidiary that is a Domestic Incorporated Subsidiary that has become a guarantor of the Guaranteed Obligations hereunder in accordance with the terms of Section 6.15.

“Guaranty” means that certain Second Amended and Restated Guaranty (and any and all supplements thereto) executed from time to time by each Guarantor in favor of the Administrative Agent for the benefit of itself and the Lenders, in substantially the form of Exhibit G attached hereto, as amended, restated, supplemented or otherwise modified from time to time.

“Hazardous Substances” shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986.

“Holders of Senior Obligations” means, collectively, (i) the Agents, the Lenders, the LC Issuers, (ii) the holders of the Banking Services Obligations from time to time, (iii) the holders of the Financial Contract Obligations arising from time to time, and (iv) the holders of the Senior Notes; and “Holder of Senior Obligations” means any of the foregoing, as the context may require.

“Indebtedness” of a Person means, without duplication, all obligations of such Person (other than accrued expenses, current trade accounts payable (including trade crude oil payables) arising in the ordinary course of such Person’s business that are not unpaid more than ninety (90) days past the due date on the original invoice, inventory due under finished product exchange agreements, deferred income taxes, deferred compensation, unearned revenue and obligations under any non-competition agreements) which in accordance with Agreement Accounting Principles shall be classified upon a balance sheet of such Person as indebtedness of such Person

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(including, without limitation, all maturities of long-term indebtedness), and in any event shall include: (a) the obligations of such Person (i) for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) under or with respect to notes payable and drafts accepted which represent extensions of credit (whether or not representing obligations for borrowed money) to such Person, (iii) constituting reimbursement obligations with respect to letters of credit issued for the account of such Person or (iv) for the deferred purchase price of property or services, (b) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sales of property, (c) the obligations of others, whether or not assumed, secured by Liens on property of such Person or payable out of the proceeds of, or production from, property or assets now or hereafter owned or acquired by such Person, (d) the Capitalized Rentals of such Person, (e) the obligations of such Person under guaranties by such Person of any Indebtedness (other than obligations for borrowed money incurred to finance the purchase of property leased to such Person pursuant to a Capitalized Lease of such Person) of any other Person, (f) all Receivable Facility Attributed Indebtedness of such Person, (g) all Synthetic Lease Obligations of such Person, and (h) all Disqualified Stock.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) the Borrower, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

“Interest Expense” shall mean, for any period and for any group of Persons, all interest expense of such group of Persons (including without limitation, interest expense attributable to capitalized leases in accordance with Agreement Accounting Principles, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to banker acceptance financing, and total interest expense (whether shown as interest expense or as loss and expenses on sale of Receivables) under a receivables purchase facility) during such period determined on a consolidated basis in accordance with Agreement Accounting Principles.

“Interest Period” means, with respect to a Eurodollar Advance, a period of 7 days or one, two, three or six months or such other period agreed to by the Lenders and the Borrower, commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period, to the extent that it is one month or greater in duration, shall end on the day which corresponds numerically to such date one, two, three or six months or such other agreed upon date thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month or such other succeeding date, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month or such other succeeding date. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“Lampton Family” means, collectively, any lineal descendant of Leslie B. Lampton and the spouses of such lineal descendants and any trust which holds shares for the primary benefit of one or more of the foregoing named or described Persons.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“LC Commitment” means, as to any LC Issuer, the obligation of such LC Issuer to issue Facility LCs for the account of the Borrower from time to time in an aggregate amount equal to (a) for each of the Initial LC Issuers, the amount set forth opposite the name of each such Initial Issuing Lender on the LC Commitment Schedule and (b) for any other LC Issuer becoming an LC Issuer after the Closing Date, such amount as separately agreed to in a written agreement between the Borrower and such LC Issuer (which such agreement shall be promptly delivered to the Administrative Agent upon execution), in each case of clauses (a) and (b) above, any such amount may be changed after the Closing Date in a written agreement between the Borrower and such LC Issuer (which such agreement shall be promptly delivered to the Administrative Agent upon execution); provided that the LC Commitment with respect to any Person that ceases to be an LC Issuer for any reason pursuant to the terms hereof shall be $0 (subject to the Facility LCs of such Person remaining outstanding in accordance with the provisions hereof).

“LC Fee” is defined in Section 2.21.4.

“LC Issuer” means (i) Wells Fargo in its separate capacity as an issuer of Facility LCs pursuant to Section 2.21 hereunder with respect to each Facility LC issued or deemed issued by Wells Fargo upon the Borrower’s request (the “Principal LC Issuer”), (ii) Bank of America, N.A. in its separate capacity as an issuer of Facility LCs (in such capacity, together with the Principal LC Issuer, the “Initial LC Issuers”) pursuant to Section 2.21 hereunder with respect to any and all Facility LCs issued by Bank of America, N.A. upon the Borrower’s request and (iii) any Lender (other than Wells Fargo and Bank of America, N.A.), in such Lender’s separate capacity as an issuer of Facility LCs pursuant to Section 2.21 hereunder with respect to any and all Facility LCs issued by such Lender in its sole discretion upon the Borrower’s request, which LC Issuer has agreed to act in such capacity and has been approved in writing by the Borrower and the Administrative Agent (such approval by the Administrative Agent not to be unreasonably delayed or withheld). All references contained in this Agreement and the other Loan Documents to the “LC Issuer” (but not the “Principal LC Issuer”) shall be deemed to apply equally to each of the institutions referred to in clauses (i), (ii) and (iii) of this definition in their respective capacities as issuers of any and all Facility LCs issued by each such institution.

“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount of all Facility LCs outstanding at such time, plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“LC Payment Date” is defined in Section 2.21.5.

“Lender Notice Date” is defined in Section 2.23.2.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the lending institutions listed on the signature pages of this Agreement, an Assignment and Assumption Agreement or a Commitment and Acceptance and their respective successors and assigns. Unless otherwise specified, the term “Lender” includes Wells Fargo in its capacity as Swing Line Lender. For the avoidance of doubt, the term “Lenders” excludes all Departing Lenders.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Lending Installation” means, with respect to a Lender or the Agents, the office, branch, subsidiary or Affiliate of such Lender or Agent listed on the signature pages, or on the administrative information sheets provided to the Administrative Agent in connection herewith, hereof or on a Schedule or otherwise selected by such Lender or Agent pursuant to Section 2.18.

“LIBO Rate” means, subject to the implementation of a Benchmark Replacement in accordance with Section 3.3.3, with respect to any Eurodollar Advance for any Interest Period, the rate of interest per annum published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m., London time, two (2) London Banking Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not so published, then the “LIBO Rate” with respect to such Eurodollar Advance for such Interest Period shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which dollar deposits would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m., London time, two (2) London Banking Days prior to the commencement of such Interest Period. This definition shall be subject to the terms of Section 3.3. Notwithstanding the foregoing, (x) if the LIBO Rate (including any Benchmark Replacement with respect thereto) shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and (y) unless otherwise specified in any amendment to this Agreement entered in accordance with Section 3.3.3, in the event that a Benchmark Replacement with respect to the LIBO Rate is implemented then all references herein to the LIBO Rate shall be deemed references to such Benchmark Replacement.

“LIBOR Market Index Rate” means, for any day, the LIBO Rate as of that day for a Eurodollar Advance having a one month Interest Period determined at approximately 11:00 a.m. (London time) for such day (or if such day is not a Business Day, the immediately preceding Business Day). The LIBOR Market Index Rate shall be determined on a daily basis.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease, or other title retention agreement, and, in the case of stock, stockholders agreements, voting trust agreements and all similar arrangements).

“Loan” means a Revolving Loan or a Swing Line Loan, as applicable.

“Loan Documents” means this Agreement, the Facility LC Applications, the Guaranty and all other documents, instruments, notes (including any Notes issued pursuant to Section 2.14 (if requested)) and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

“Loan Party” means the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Materially Adverse Effect” means a materially adverse effect on (i) the business, Property, condition (financial or otherwise), operations, performance, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower and its Subsidiaries taken as a whole to perform their collective obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agents, the LC Issuers or the Lenders thereunder.

“Material Indebtedness” is defined in Section 7.5(i).

“Material Subsidiary” shall mean any Subsidiary of the Borrower that has (i) assets with a total book value equal to or greater than ten percent (10%) of the aggregate book value of the Consolidated Total Assets of the Borrower and its Subsidiaries or (ii) Consolidated Net Worth that is equal to or greater than ten percent (10%) of the Consolidated Net Worth of the Borrower and its Subsidiaries, in each case as reported in the most recent annual audited financial statements delivered to the Administrative Agent pursuant to Section 6.7.1.

“Modify” and “Modification” are defined in Section 2.21.1.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Net Debt to Capitalization Ratio” means at any time, the ratio of (a) Consolidated Net Funded Debt to (b) Consolidated Total Capitalization,

“Net Funded Debt Adjustment” shall mean, as of any date of determination, an amount equal to the lesser of (x) Unrestricted Cash and Cash Equivalents as of such determination and (y) $50,000,000.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” is defined in Section 2.23.2.

“Non-U.S. Lender” is defined in Section 3.5(iv).

“Note” is defined in Section 2.14.

“Note Purchase Agreement” means, collectively, (i) the Amended and Restated Private Shelf Agreement (the “Private Shelf Agreement”), dated as of February 26, 2020, entered into by the Borrower and each of the purchasers party thereto with respect to the Borrower’s issuance and private placement of the Borrower’s (a) senior guaranteed 4.53% notes in the principal amount of $50,000,000 due August 28, 2023 (the “August 2023 Notes”), (b) senior guaranteed 4.55% notes in the principal amount of $50,000,000 due January 10, 2024 (the “January 2024 Notes”) and (c) any other unsecured guaranteed notes of the Borrower issued pursuant to the Private Shelf Agreement as amended from time to time (any such notes, the “Other Shelf Notes”) and (ii) any

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

other one or more agreements entered into by the Borrower with respect to the Borrower’s issuance and private placement of the Borrower’s senior unsecured debt securities (together with the August 2023 Notes, the January 2024 Notes and the Other Shelf Notes, the “Senior Notes”), in each case as such Note Purchase Agreements and the Senior Notes may be amended, modified or supplemented from time to time.

“Obligations” means all Loans, Reimbursement Obligations, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to any of the Agents, any LC Issuer, any Lender, the Arrangers, any Affiliate of the Agents, any LC Issuer, or any Lender, the Arrangers, or any indemnitee under the provisions of Section 9.6 or any other provisions of the Loan Documents, in each case of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys’ fees and disbursements, paralegals’ fees (in each case whether or not allowed), and any other sum chargeable to the Borrower or any of its Subsidiaries under this Agreement or any other Loan Document; provided that the definition of “Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Originator” means the Borrower and/or any of its Subsidiaries in their respective capacities as parties to any Receivables Purchase Documents, as sellers or transferors of any Receivables and Related Security in connection with a Permitted Receivables Transfer.

“Other Taxes” is defined in Section 3.5(ii).

“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the obligations to purchase participations in Swing Line Loans, plus (iii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

“Participants” is defined in Section 12.2.1.

“Participant Register” is defined in Section 12.2.4.

“Payment Date” means the last day of each March, June, September and December and the Facility Termination Date.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Permitted Industrial Revenue Bond Transaction” means any sale or other transfer of Property of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, and the concurrent rental or lease of such Property or other similar property which the Borrower or such Subsidiary intends to use for substantially the same purpose or purposes as the Property being sold or transferred so long as (1) at the time of such transaction, no Default or Unmatured Default has occurred and is continuing or would result from such transaction, (2) the purchaser/lessor of such Property shall be a State or political subdivision thereof which shall concurrently issue industrial revenue bonds or other like instruments to fund the purchase of such Property, and (3) the Borrower or any of its Wholly-Owned Subsidiaries shall be the sole purchaser of all of such industrial revenue bonds or other like instruments.

“Permitted Purchase Money Indebtedness” means, with respect to any Person, any Indebtedness, whether secured or unsecured, including Capitalized Leases, incurred by such Person to finance the acquisition of fixed assets, so long as (1) at the time of such incurrence, no Default or Unmatured Default has occurred and is continuing or would result from such incurrence, (2) such Indebtedness has a scheduled maturity and is not due on demand, (3) such Indebtedness does not exceed the lower of the fair market value or the cost of the applicable fixed assets on the date acquired.

“Permitted Receivables Transfer” means (i) a sale or other transfer by an Originator to a SPV of Receivables and Related Security for fair market value and without recourse (except for limited recourse typical of such structured finance transactions), and/or (ii) a sale or other transfer by a SPV to (a) purchasers of or other investors in such Receivables and Related Security or (b) any other Person (including a SPV) in a transaction in which purchasers or other investors purchase or are otherwise transferred such Receivables and Related Security, in each case pursuant to and in accordance with the terms of the Receivables Purchase Documents.

“Permitted Refinancing Indebtedness” means any replacement, renewal, refinancing or extension of any Indebtedness permitted by this Agreement that (i) does not exceed the aggregate principal amount (plus accrued interest and any applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, (ii) does not have a Weighted Average Life to Maturity at the time of such replacement, renewal, refinancing or extension that is less than the Weighted Average Life to Maturity of the Indebtedness being replaced, renewed, refinanced or extended, (iii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and (iv) does not contain terms (including, without limitation, terms relating to security, amortization, interest rate, premiums, fees, covenants, event of default and remedies) materially less favorable to the Borrower or to the Lenders than those applicable to the Indebtedness being replaced, renewed, refinanced or extended.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Preferred Stock” means, any class of Capital Stock of a Person that is preferred over any other class of Capital Stock (or other equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Pricing Schedule” means the Schedule identifying the Applicable Margin and the Applicable Commitment Fee Rate attached hereto identified as such.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Principal LC Issuer” has the meaning set forth in the definition of “LC Issuer”.

“Priority Debt” shall mean the sum, without duplication, of (i) Indebtedness of the Borrower secured by Liens not otherwise permitted by clauses (i) through (ix) of Section 6.20, plus (ii) all Indebtedness of the Borrower’s Subsidiaries not otherwise permitted by clauses (i) through (viii) of Section 6.16.

“Private Shelf Agreement” is defined in the definition of “Note Purchase Agreement”.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Proposed Increase Lender” is defined in Section 2.6.3(ii).

“Proposed New Lender” is defined in Section 2.6.3(ii).

“Pro Forma Basis” means, for purposes of calculating Adjusted EBITDA for any period during which one or more Specified Transactions occurs, that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement and all income statement items (whether positive or negative) attributable to the Property or Person disposed of in a Specified Disposition shall be excluded and all income statement items (whether positive or negative) attributable to the Property or Person acquired in a Specified Acquisition shall be included (provided that such income statement items to be included are reflected in financial statements or other financial data reasonably acceptable to the Administrative Agent and based upon reasonable assumptions and calculations which are expected to have a continuous impact).

“Pro Rata Share” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment; provided that, in the case of Section 2.22 when a Defaulting Lender shall exist, “Pro Rata Share” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Lenders’ Pro Rata Shares shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Receivable(s)” means and includes all of applicable Originator’s or SPV’s presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of such Originator or SPV, as applicable, to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

“Receivables and Related Security” means the Receivables and the related security and collections with respect thereto which are sold or transferred by any Originator or SPV in connection with any Permitted Receivables Transfer.

“Receivables Facility Attributed Indebtedness” means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

“Receivables Purchase Documents” means any series of receivables purchase or sale agreements generally consistent with terms contained in comparable structured finance transactions and otherwise in form and substance acceptable to the Administrative Agent pursuant to which an Originator or Originators sell or transfer to SPVs all of their respective right, title and interest in and to certain Receivables and Related Security for further sale or transfer to other purchasers of or investors in such assets (and the other documents, instruments and agreements executed in connection therewith), as any such agreements may be amended, restated, supplemented or otherwise modified from time to time, or any replacement or substitution therefor.

“Receivables Purchase Financing” means any financing consisting of a securitization facility made available to the Borrower or any of its consolidated Subsidiaries, whereby the Receivables and Related Security of the Originators are transferred to one or more SPVs, and thereafter to certain investors, pursuant to the terms and conditions of the Receivables Purchase Documents.

“Regulation D” means Regulation D of the Board as from time to time in effect and any successor thereto or other regulation or official interpretation of the Board relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation T” means Regulation T of the Board as from time to time in effect and any successor or other regulation or official interpretation of the Board relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Regulation U” means Regulation U of the Board as from time to time in effect and any successor or other regulation or official interpretation of the Board relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Regulation X” means Regulation X of the Board as from time to time in effect and any successor or other regulation or official interpretation of the Board relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

“Reimbursement Obligations” means with respect to any LC Issuer, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.21 to reimburse such LC Issuer for amounts paid by such LC Issuer in respect of any one or more drawings under Facility LCs issued by such LC Issuer; or, as the context may require, all such Reimbursement Obligations then outstanding to reimburse all of the LC Issuers.

“Released Guarantors” means each of the Subsidiaries listed on Schedule 10.15.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Rentals” shall mean and include as of the date of any determination thereof the sum of (i) all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower or a Subsidiary, as lessee or sublessee under a lease of real or personal property, having a remaining term in excess of one year from the end of the lessor’s most recently completed fiscal year, plus (ii) all amounts required to be paid under a lease with such a remaining term by the Borrower or a Subsidiary (whether or not designed as rents or additional rents) on account of maintenance, ordinary repairs, insurance, taxes, assessments and similar charges to the extent such amounts are payable to the lessor or a Person designated by the lessor. Fixed rents under any so-called “percentage leases” shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means Lenders in the aggregate having greater than fifty percent (50%) of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding greater than fifty percent (50%) of the Aggregate Outstanding Credit Exposure. In determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Requirement of Law” for any person shall mean the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Revolving Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1 (or any conversion or continuation thereof).

“S&P” means Standard & Poor’s Rating Service, a division of S&P Global Inc. and any successor thereto.

“Sanctioned Country” means at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (including, as of the Closing Date, Crimea, Cuba, Iran, North Korea, Syria and Venezuela).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state Her Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction in which (a) the Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Credit Extensions will be used, or (c) from which repayments of the Credit Extensions will be derived.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Senior Loan Documents” means, collectively, (i) the Loan Documents and (ii) the Note Purchase Agreement, the Senior Notes and any guaranty related thereto, and any other documents, instruments, note and agreements executed in connection therewith or contemplated thereby.

“Senior Notes” is defined in the definition of “Note Purchase Agreement”.

“Senior Obligations” means, collectively, (i) the Obligations and (ii) the obligations of the Borrower and its Subsidiaries under the Note Purchase Agreement, the Senior Notes and any guaranty related thereto, and any other documents, instruments, note and agreements executed in connection therewith or contemplated thereby; together with, in the case of each of clauses (i) and (ii) above, interest, fees, make-whole amounts and other amounts accruing before or after the commencement of any bankruptcy, insolvency or receivership proceeding at the rate or rates prescribed in the applicable Senior Loan Documents and out-of-pocket costs, expenses and attorneys’ and paralegals’ fees, whenever incurred (and whether or not such claims, interest, costs, expenses or fees are allowed or allowable in any such proceeding).

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Specified Acquisition” means any Acquisition permitted pursuant to the terms of this Agreement and which involves the payment of consideration by the Borrower or its Subsidiaries in excess of either (i) five percent (5%) of the aggregate book value of the Consolidated Total Assets of the Borrower and its Subsidiaries or (ii) five percent (5%) of the Consolidated Net Worth of the Borrower and its Subsidiaries, in each case as reported in the most recent annual audited financial statements delivered to the Administrative Agent pursuant to Section 6.7.1.

“Specified Disposition” means any Asset Disposition having gross sales proceeds in excess of either (i) five percent (5%) of the aggregate book value of the Consolidated Total Assets of the Borrower and its Subsidiaries or (ii) five percent (5%) of the Consolidated Net Worth of the Borrower and its Subsidiaries, in each case as reported in the most recent annual audited financial statements delivered to the Administrative Agent pursuant to Section 6.7.1.

“Specified Transactions” means (a) any Specified Disposition, and (b) any Specified Acquisition.

“SPV” means any special purpose entity established for the purpose of purchasing receivables in connection with a receivables securitization transaction permitted under the terms of this Agreement.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any basic, marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Subsidiary” of a Person means (i) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower; provided that, for so long as BKEP is not a Wholly-Owned Subsidiary of the Borrower, BKEP GP, BKEP and their respective Subsidiaries shall, in each case, be deemed not to be Subsidiaries of the Borrower except for purposes of (a) to the extent BKEP GP, BKEP and their respective Subsidiaries are required by GAAP to be consolidated with the Borrower, Sections 6.7.1 and 6.7.2, (b) Section 6.2 (provided that, for the avoidance of doubt, the term “Materially Adverse Effect” as used in such Section 6.2 shall be determined by reference to the Borrower and its Subsidiaries, but excluding BKEP GP, BKEP and their respective Subsidiaries for so long as BKEP is not a Wholly-Owned Subsidiary of the Borrower), and (c) Sections 5.20, 6.14.2 and 6.23.

“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than fifteen percent (15%) of the Consolidated Total Assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the end of the four fiscal quarter period ending with the fiscal quarter immediately prior to the fiscal quarter in which such determination is made, or (ii) is responsible for more than fifteen percent (15%) of the Consolidated Net Income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swing Line Borrowing Notice” is defined in Section 2.2.2.

“Swing Line Commitment” means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $50,000,000 at any one time outstanding.

“Swing Line Lender” means each of Wells Fargo and Bank of America, N.A. or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.

“Swing Line Loan” means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.2.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Syndication Agent” means each of Bank of America, N.A., Regions Bank, Truist Bank and U.S. Bank National Association, in its capacity as a syndication agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Syndication Agent appointed pursuant to Article X.

“Synthetic Lease” shall mean a so-called “synthetic” lease that is not treated as a capital lease under Agreement Accounting Principles, but that is treated as a financing under the Code.

“Synthetic Lease Obligations” shall mean, collectively, the payment obligations of the Borrower or any of its Subsidiaries pursuant to a Synthetic Lease.

“Taxes” means all present or future taxes, duties, levies, imposts, deductions, fees, assessments, charges or withholdings (including backup withholding), and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Transfer Authorizer Designation Form” means a notice in form reasonably acceptable to the Administrative Agent that designates the account of the Borrower to which the Administrative Agent is authorized to disburse Loan proceeds, as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.

“Transferee” is defined in Section 12.4.

“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance, and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined under and in accordance with Financial Accounting Standards Board Statement 87.

“United States” means the United States of America.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unrestricted Cash and Cash Equivalents” means, as of any date of determination, the aggregate amount of cash and Cash Equivalents of the Borrower and its Domestic Incorporated Subsidiaries set forth on the Borrower’s consolidated balance sheet as of the most recently completed Fiscal Quarter in respect of which the Borrower shall have delivered consolidated financial statements pursuant to Section 6.7.1 or 6.7.2, as applicable, to the extent that such cash and Cash Equivalents do not appear (or are not required to appear) as “restricted” on such

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

consolidated balance sheet; provided, that Unrestricted Cash and Cash Equivalents shall (i) exclude cash and Cash Equivalents that are subject to a Lien or a negative pledge (other than customary rights of set-off and statutory or common law provisions relating to bankers’ liens) or the disposition of which is restricted in any way and (ii) so long as BKEP GP and BKEP do not constitute Subsidiaries of the Borrower, be calculated exclusive of any amounts attributable to BKEP GP, BKEP and their respective Subsidiaries.

“Weighted Average Life to Maturity” means when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled; provided that unless and until BKEP shall be a Wholly-Owned Subsidiary of the Borrower, BKEP GP, BKEP and their respective Subsidiaries shall, in each case, be deemed not to be Wholly-Owned Subsidiaries of the Borrower.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Agreement Accounting Principles.

1.2. References. Any references to the Borrower’s Subsidiaries shall not in any way be construed as consent by the Administrative Agent or any Lender to the establishment, maintenance or acquisition of and Subsidiary, except as may otherwise be permitted hereunder.

1.3. Supplemental Disclosure. At any time at the request of the Administrative Agent and at such additional times as the Borrower determines, the Borrower shall supplement each schedule or representation herein or in the other Loan Documents with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

1.4. Terms Generally. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.5. Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any rate that is an alternative or replacement for or successor to any such rate (including, without limitation, any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.

1.6. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

ARTICLE II

THE CREDITS

2.1. Commitments. From and including the date of this Agreement and prior to the Facility Termination Date, upon the satisfaction of the conditions precedent set forth in Section 4.1 and 4.2, as applicable, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to (i) make Loans to the Borrower in Dollars and (ii) participate in Facility LCs issued upon the request of the Borrower, from time to time in amounts not to exceed in the aggregate at any one time outstanding its Pro Rata Share of the Available Aggregate

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Commitment; provided that at no time shall (i) the Aggregate Outstanding Credit Exposure hereunder exceed the Aggregate Commitment and (ii) any Lender’s Outstanding Credit Exposure exceed its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Loans at any time prior to the Facility Termination Date. The Commitments shall expire automatically on the Facility Termination Date. The LC Issuers will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.21.

2.2. Swing Line Loans.

2.2.1. Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the date of this Agreement and prior to the Facility Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans, in Dollars, to the Borrower from time to time in an aggregate principal amount not to exceed the Swing Line Commitment; provided that (x) the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment, and provided further that at no time shall the sum of (i) the Swing Line Lender’s Outstanding Credit Exposure, plus (ii) the aggregate principal amount of outstanding Swing Line Loans made by the Swing Line Lender, exceed the Swing Line Lender’s Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.

2.2.2. Borrowing Notice. The Borrower shall deliver to the Administrative Agent and the Swing Line Lender irrevocable notice (a “Swing Line Borrowing Notice”) not later than 2:30 p.m. (Charlotte time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the Alternate Base Rate or the LIBOR Market Index Rate.

2.2.3. Making of Swing Line Loans. Promptly after receipt of a Swing Line Borrowing Notice, the Administrative Agent shall notify each Lender by fax, or other similar form of transmission, of the requested Swing Line Loan. Not later than 4:30 p.m. (Charlotte time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available in Charlotte, to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date at the Administrative Agent’s aforesaid address.

2.2.4. Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Borrower on or before the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan (or, if earlier, the date on which any Advance shall be made following the date such Swing Line Loan was made, or such other earlier date as the Swing Line Lender and the Borrower may agree in writing). In addition, the Swing Line Lender (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the fifth (5th) Business Day after

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Lender) to make a Loan in the amount of such Lender’s Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than 1:00 p.m. (Charlotte time) on the date of any notice received pursuant to this Section 2.2.4, each Lender shall make available its required Loan, in funds immediately available in Charlotte to the Administrative Agent at its address specified pursuant to Article XIII. Loans made pursuant to this Section 2.2.4 shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations set forth in this Article II. Unless a Lender shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, such Lender’s obligation to make Loans pursuant to this Section 2.2.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.2.4, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.2.4, such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Facility Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

2.3. Required Payments; Termination.

2.3.1. Required Payments. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date. If at any time the Aggregate Outstanding Credit Exposure is greater than the Aggregate Commitment, the Borrower shall immediately make a mandatory prepayment of the outstanding Loans in an amount equal to such excess. All such mandatory prepayments shall be applied first to Swing Line Loans, and then to Floating Rate Loans and any Eurodollar Loans maturing on such date, and then to subsequently maturing Eurodollar Loans in order of maturity.

2.3.2. Termination. Notwithstanding the termination of this Agreement on the Facility Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrower and the Lenders shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive and the Administrative Agent shall be entitled to retain its security interest in and to all existing and future collateral (if any).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

2.4. Ratable Loans. Each Advance hereunder (other than any Swing Line Loan) shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Pro Rata Share bear to the Aggregate Commitment.

2.5. Types of Advances. The Advances may be Loans consisting of Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.9 and 2.10, or Swing Line Loans selected by the Borrower in accordance with Section 2.2.

2.6. Commitment Fee; Reductions in Aggregate Commitment; Increases in Aggregate Commitment.

2.6.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”) at a per annum rate equal to the Applicable Commitment Fee Rate on the daily unused portion of such Lender’s Commitment (it being understood and agreed that any Lender’s Pro Rata Share of the obligations to purchase participations in Swing Line Loans shall not be deemed to be usage of such Lender’s Commitment for purposes of calculating the commitment fee under this Section 2.6.1) from the Closing Date to and including the Facility Termination Date, payable quarterly in arrears on each Payment Date hereafter. The Borrower acknowledges that any fee payable under this Section 2.6.1 is a bona fide commitment fee and is intended as reasonable compensation to the Lenders for committing to make funds available to the Borrower as described herein and for no other purposes.

2.6.2. Reductions in Aggregate Commitment. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum amount of $10,000,000 (and in multiples of $1,000,000 if in excess thereof), upon at least three (3) Business Days’ prior written notice to the Administrative Agent of such reduction, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued Commitment Fees shall be payable on the effective date of any termination of all or any part of the obligations of the Lenders to make Credit Extensions hereunder.

2.6.3. Increases in Aggregate Commitment.

(i) At any time, the Borrower may arrange (in consultation with the Administrative Agent) for the Aggregate Commitment to be increased by an aggregate amount of up to $400,000,000 without the prior written consent of any Lender whose Commitment is not being increased; provided, that any such increase shall be in a minimum amount of $5,000,000 (and in multiples of $5,000,000 if in excess thereof); provided, further, that the Aggregate Commitment shall at no time exceed $1,000,000,000 without the consent of the Required Lenders. The Borrower shall provide notice of such proposed increase in a written notice to the Administrative Agent and the Lenders not less than ten (10) Business Days prior to the proposed effective date of such increase, which notice (a “Commitment Increase Notice”) shall specify the amount of the proposed increase in the Aggregate Commitment and the proposed effective date of such increase. No Lender shall have any obligation to increase its Commitment pursuant to a Commitment Increase Notice, and the Borrower shall not be required to offer any Lender an opportunity to participate in the requested increase.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(ii) Not later than three (3) Business Days prior to the proposed effective date, the Borrower shall notify the Administrative Agent of (i) any Lender (each, a “Proposed Increase Lender”) that shall have agreed to increase its existing Commitment in connection with such Commitment Increase Notice and (ii) any financial institution (other than an Ineligible Institution) that shall have agreed to become a new “Lender” party hereto (each, a “Proposed New Lender”) in connection with such Commitment Increase Notice. Each Proposed Increase Lender and Proposed New Lender, and the allocation of the proposed increase in the Aggregate Commitment, shall be subject to the consent of the Administrative Agent, each LC Issuer and the Swing Line Lender (which consent shall not be unreasonably withheld). If the Borrower shall not have arranged for Lenders and Proposed New Lenders to commit to increases in their Commitments or new Commitments, as applicable, in an aggregate amount equal to the proposed increase in the Aggregate Commitment, then the Borrower shall be deemed to have reduced the amount of its Commitment Increase Notice to the aggregate amount of such increases and new Commitments. The Administrative Agent shall notify the Borrower and the Lenders on or before the Business Day immediately prior to the proposed effective date of the amount of each Lender’s and Proposed New Lender’s Commitment and the amount of the Aggregate Commitment, which amount shall be effective on the following Business Day.

(iii) Any increase in the Aggregate Commitment shall be subject to the following conditions precedent: (a) the Borrower shall have obtained the consent thereto of each Guarantor and its reaffirmation of any Loan Documents executed by it, which consent and reaffirmation shall be in writing and in form and substance reasonably satisfactory to the Administrative Agent, (b) as of the date of the Commitment Increase Notice and as of the proposed effective date of the increase in the Aggregate Commitment, all representations and warranties shall be true and correct in all material respects (or, to the extent qualified by materiality or Materially Adverse Effect, in all respects) as though made on such date (unless any such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct in all material respects (or, to the extent qualified by materiality or Materially Adverse Effect, in all respects) as of such date) and no Default or Unmatured Default shall have occurred and then be continuing, (c) the Borrower, the Administrative Agent, each LC Issuer and each Proposed New Lender or Proposed Increase Lender shall have executed and delivered a Commitment and Acceptance (a “Commitment and Acceptance”) substantially in the form of Exhibit I hereto, (d) any Proposed New Lender that is organized under the laws of a jurisdiction outside of the United States shall provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Act and (e) the Borrower and any Proposed New Lender shall otherwise have executed and delivered such other instruments, documents and agreements as the Administrative Agent shall have reasonably requested in connection with such increase. If any fee shall be charged by the Lenders in connection with any such increase, such fee shall be in accordance with then prevailing market conditions, which market conditions shall have been reasonably documented by the Administrative Agent to the Borrower. Upon satisfaction of the

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

conditions precedent to any increase in the Aggregate Commitment, the Administrative Agent shall promptly advise the Borrower and each Lender of the effective date of such increase. Upon the effective date of any increase in the Aggregate Commitment that is provided by a Proposed New Lender, such Proposed New Lender shall be a party to this Agreement as a Lender and shall have the rights and obligations of a Lender hereunder. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.

(iv) Upon the execution and delivery of such Commitment and Acceptance, the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit and loan exposure as are necessary ratably among the Lenders to give effect to each such increase in the Aggregate Commitment; provided, that the Borrower hereby agrees to compensate each Lender for all losses, expenses and liabilities incurred by such Lender in connection with the sale and assignment of any Eurodollar Loans hereunder on the terms and in the manner as set forth in Article III, including, without limitation, Section 3.4.

2.7. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $1,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof); provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

2.8. Optional and Mandatory Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or any portion of the outstanding Floating Rate Advances, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof upon prior notice to the Administrative Agent at or before 12:00 noon (Charlotte time) on the date of such payment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three (3) Business Days’ prior notice to the Administrative Agent. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $100,000, any portion of the outstanding Swing Line Loans, with notice to the Administrative Agent and the Swing Line Lender by 1:00 p.m. (Charlotte time) on the date of repayment. If at any time the Aggregate Outstanding Credit Exposure exceeds the Aggregate Commitment, the Borrower shall immediately repay Loans and/or Cash Collateralize LC Obligations in an aggregate principal amount sufficient to cause the Aggregate Outstanding Credit Exposure to be less than or equal to the Aggregate Commitment.

2.9. Method of Selecting Types and Interest Periods for New Advances. Other than with respect to Swing Line Loans (which shall be governed by Section 2.2), the Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) not later than 12:00 noon (Charlotte time) on the Borrowing Date of each Floating Rate Advance and three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(i) the Borrowing Date, which shall be a Business Day, of such Advance,

(ii) the aggregate amount of such Advance,

(iii) the Type of Advance selected, and

(iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Promptly after receipt of any Borrowing Notice, the Administrative Agent shall provide the Lenders with notice thereof. Not later than 1:00 p.m. (Charlotte time) on each Borrowing Date, each applicable Lender shall make available its Loan or Loans in funds immediately available in Charlotte to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

2.10. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.10 or are repaid in accordance with Section 2.8. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.8 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.7, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 12:00 noon (Charlotte time) at least three (3) Business Days prior to the date of the requested conversion or continuation, specifying:

(i)	the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)	the aggregate amount and Type of the Advance which is to be converted or continued, and

(iii)	the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

Promptly after receipt of any Conversion/Continuation Notice, the Administrative Agent shall provide the Lenders with notice thereof.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

2.11. Changes in Interest Rate, etc.

(i) Each Floating Rate Advance (including any Swing Line Loan bearing interest at a rate determined by reference to the LIBOR Market Index Rate pursuant to Section 2.2) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.10, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon the Borrower’s selections under Sections 2.9 and 2.10 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

(ii) The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by the Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect at the time it was delivered to the Administrative Agent as the result of fraud or intentional misstatement thereof, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within five (5) Business Days of receipt of such written notice. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s, any LC Issuer’s, or any Lender’s other rights under this Agreement.

2.12. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default (including the Borrower’s failure to pay any Loan at maturity) the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) the Advances, all fees or any other Obligations hereunder shall bear interest at the Floating Rate plus 2% per annum and (ii) the LC Fee shall be increased by 2% per annum; provided that, during the continuance of a Default under Section 7.6 or 7.7, such interest rate and such increase in the LC Fee set forth above shall be applicable to all Credit Extensions, Advances, fees and other Obligations hereunder without any election or action on the part of the Administrative Agent, any LC Issuer or any Lender.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

2.13. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 1:00 p.m. (Charlotte time) on the date when due and shall (except (i) in the case of Reimbursement Obligations for which the applicable LC Issuer has not been fully indemnified by the Lenders or (ii) with respect to repayments of Swing Line Loans) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at such Lender’s address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. Each reference to the Administrative Agent in this Section 2.13 shall also be deemed to refer, and shall apply equally, to the applicable LC Issuer, in the case of payments required to be made by the Borrower to such LC Issuer pursuant to Section 2.21.6.

2.14. Noteless Agreement; Evidence of Indebtedness.

(i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Credit Extension made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii) The Administrative Agent shall also maintain accounts in which it will record (a) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the effective date and amount of each Assignment and Assumption Agreement delivered to and accepted by it and the parties thereto pursuant to Section 12.3, (d) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, (e) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof, and (f) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

(iii) The entries maintained in the accounts maintained pursuant to clauses (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(iv) Any Lender may request that its Loans or, in the case of the Swing Line Lender, its Swing Line Loans, be evidenced by a promissory note, substantially in the form of Exhibit D, with appropriate changes for notes evidencing Swing Line Loans (each a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note or Notes payable to the order of such Lender. Thereafter, the Loans evidenced by each such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (i) and (ii) above.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

2.15. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

2.16. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance and Swing Line Loan shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance or Swing Line Loan is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three (3) months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances, Swing Line Loans, LC Fees and Commitment Fees shall be calculated for actual days elapsed on the basis of a 360-day year; interest on Floating Rate Advances for which the Prime Rate is the basis shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m. (Charlotte time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

2.17. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the applicable LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

2.18. Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuers may book the Facility LCs at any Lending Installation selected by such Lender or the applicable LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the applicable LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and each LC Issuer may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made. In addition, each such Lender that books its Loans and its participation in any LC Obligations at any Lending Installation and each LC Issuer that books the Facility LCs issued by it at any Lending Installation as provided in this Section 2.18, (i) shall keep a register for the registration relating to each such Loan, LC Obligation and Facility LC, as applicable, specifying such Lending Installation’s name, address and entitlement to payments of principal and interest or any other payments with respect to such Loan, LC Obligation and Facility LC, as applicable, and each transfer thereof and the name and address of each transferee and (ii) shall collect, prior to the time such Lending Installation receives payment with respect to such Loans, LC Obligations and Facility LCs, as applicable as the case may be, from each such Lending Installation, the appropriate forms, certificates, and statements described in Section 3.5 (and updated as required by Section 3.5) as if Lending Installation were a Lender under Section 3.5.

2.19. Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three (3) days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan, including pursuant to Section 2.12.

2.20. Replacement of Lender. The Borrower shall have the right, in its sole discretion, at any time and from time to time to terminate the Commitment and Outstanding Credit Exposure of any Lender (an “Affected Lender”), in whole, upon at least thirty (30) days’ prior notice to the Administrative Agent and such Lender, (a) if such Lender becomes a Defaulting Lender, (b) if such Lender has failed or refused to consent to any amendment, waiver, supplement, restatement, discharge or termination of any provision of this Agreement when requested by the Borrower and

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

approved by the Required Lenders prior to such termination, (c) if such Lender has been merged or consolidated with, or transferred all or substantially all of its assets to, or otherwise been acquired by any other Person, or (d) if such Lender has demanded that the Borrower make any additional payment to any Lender pursuant to Section 3.1, 3.2 or 3.5, or if such Lender’s obligation to make or continue, or convert Floating Rate Advances into, Eurodollar Advances has been suspended pursuant to Section 3.3; provided, further, that no Default or Unmatured Default shall have occurred and be continuing at the time of such reduction, and that, concurrently with such reduction, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent, the Swing Line Lender and each LC Issuer shall agree, as of such date, to purchase for cash the Outstanding Credit Exposure and other Obligations then due to the Affected Lender pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments (provided that no consent of the Affected Lender shall be required for such assignment and the Borrower shall pay the applicable assignment fee payable pursuant to Section 12.3.4), and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, to the extent applicable, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Outstanding Credit Exposure of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

2.21. Facility LCs.

2.21.1. Issuance; Transitional Facility LCs.

(i) Issuance. The LC Issuers hereby agree, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit in Dollars (each, together with the letters of credit deemed issued by the LC Issuers hereunder pursuant to Section 2.21.1(ii), a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed the Aggregate Commitment, (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment, (iii) the aggregate stated amount of all Facility LCs shall not exceed $200,000,000 and (iv) the aggregate stated amount of all Facility LCs issued by a single LC Issuer shall not exceed such LC Issuer’s LC Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth (5th) Business Day prior to the Facility Termination Date and (y) one (1) year after its issuance; provided that any Facility LC with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (x) above). Notwithstanding anything herein to the contrary, such LC Issuer shall have no obligation hereunder to issue, and shall not issue, any Facility LC the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement. In addition, no LC Issuer shall at any time be obligated to issue any Facility LC hereunder if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such LC Issuer from issuing such Facility LC, or any applicable law applicable to such LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such LC Issuer shall prohibit, or request that such LC Issuer refrain from, the issuance of letters of credit generally or such Facility LC in particular or shall impose upon such LC Issuer with respect to letters of credit generally or such Facility LC in particular any restriction or reserve or capital requirement (for which such LC Issuer is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to such LC Issuer as of the Closing Date and that such LC Issuer in good faith deems material to it, (B) the conditions set forth in Section 4.2 are not satisfied, (C) the issuance of such Facility LC would violate one or more policies of such LC Issuer applicable to letters of credit generally or (D) any Lender is at that time a Defaulting Lender, unless such LC Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such LC Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such LC Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.22(iv)) with respect to the Defaulting Lender arising from either the Facility LC then proposed to be issued or that Facility LC and all other LC Obligations as to which such LC Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(ii) Transitional Provision. Schedule 2.21 contains a schedule of certain letters of credit issued for the account of the Borrower prior to the Closing Date under the Existing Credit Agreement (the “Existing Facility LCs”). Subject to the satisfaction of the conditions contained in Sections 4.1 and 4.2, from and after the Closing Date such letters of credit shall be deemed to be Facility LCs issued pursuant to this Section 2.21.

(iii) Termination and Resignation of LC Issuer. Any LC Issuer hereunder (other than Wells Fargo) may resign its capacity as an LC Issuer upon three (3) Business Days prior written notice to the Borrower, so long as no Facility LC issued by such LC Issuer remains outstanding or drawn upon. The Borrower may terminate any LC Issuer hereunder (other than Wells Fargo) upon three (3) Business Days prior written notice to such LC Issuer, so long as (i) no Facility LC issued by such LC Issuer remains outstanding or drawn upon and (ii) any all outstanding Reimbursement Obligations, fees and other amounts owing to such LC Issuer in its capacity as such have been paid in full by the Borrower.

2.21.2. Participations. On the date of this Agreement, with respect to the Existing Facility LCs identified on Schedule 2.21, and upon the issuance or Modification by the applicable LC Issuer of a Facility LC in accordance with this Section 2.21, such LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

2.21.3. Notice. Subject to Section 2.21.1, the Borrower shall give the applicable LC Issuer notice prior to 12:00 noon (Charlotte time) at least three (3) Business Days (or such shorter period as the applicable LC Issuer may agree in their sole discretion) prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the applicable LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC. The issuance or Modification by any LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which such LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to such LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the applicable LC Issuer shall have reasonably requested (each, a “Facility LC Application”). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

2.21.4. LC Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under each Facility LC, such fee to be payable in arrears on each Payment Date (such fee described in this sentence an “LC Fee”). The Borrower shall also pay to each LC Issuer for its own account (x) a fronting fee equal to 0.15% per annum (or such other per annum rate as may be agreed upon by the Borrower and the applicable LC Issuer) on the average daily outstanding stated amount available for drawing under all Facility LCs issued by such LC Issuer, such fee to be payable in arrears on each Payment Date, and (y) documentary and processing charges in connection with the issuance or Modification, cancellation, negotiation or transfer of, and draws under Facility LCs in accordance with the applicable LC Issuer’s standard schedule for such charges as in effect from time to time.

2.21.5. Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the applicable LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”); provided that the failure of such LC Issuer to so notify the Borrower shall not in any manner affect the obligations of the Borrower to reimburse such LC Issuer pursuant to Section 2.21.6. The responsibility of each LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC issued by such LC Issuer in connection with such presentment shall be in conformity in all material respects with such Facility LC. Each LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs issued by such LC Issuer as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment by the applicable LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

to the occurrence of any Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by such LC Issuer under each Facility LC issued by such LC Issuer to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.21.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the applicable LC Issuer’s demand for such reimbursement (or, if such demand is made after 12:00 noon (Charlotte time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three (3) days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances. In the event any LC Issuer shall receive any payment from any Lender pursuant to this Section 2.21.5, the Administrative Agent (acting for this purpose solely as agent of the Borrower) (i) shall keep a register for the registration relating to each such Reimbursement Obligation, specifying such participating Lender’s name, address and entitlement to payments with respect to such participating Lender’s share of the principal amount of any Reimbursement Obligation and interest thereon with respect to its respective participations, and each transfer thereof and the name and address of each transferee and (ii) shall collect, prior to the time such participating Lender receives payment with respect to such participation, from each such participating Lender the appropriate forms, certificates, and statements described in Section 3.5 (and updated as required by Section 3.5) as if such participating Lender were a Lender under Section 3.5.

2.21.6. Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuers on or before the applicable LC Payment Date for any amounts to be paid by any LC Issuer upon any drawing under any Facility LC issued by such LC Issuer, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, (i) determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the willful misconduct or gross negligence of the applicable LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) caused by the applicable LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by any LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. Each LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by such LC Issuer, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.21.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.9 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

2.21.7. Obligations Absolute.

(i) The Borrower’s obligations under this Section 2.21 shall be absolute, unconditional and irrevocable under any and all circumstances whatsoever, and shall be performed strictly in accordance with the terms of this Agreement, and irrespective of:

(a) any lack of validity or enforceability of any Facility LC, any Facility LC Application or this Agreement, or any term or provision therein or herein;

(b) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have or have had against the applicable LC Issuer or any beneficiary of a Facility LC (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable LC Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Facility LC or any agreement or instrument relating thereto, or any unrelated transaction;

(c) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent, forged or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Facility LC;

(d) any payment by the LC Issuer under a Facility LC against presentation of a draft or other document that does not comply with the terms of such Facility LC; or

(e) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.21.7, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.

(ii) The Borrower also agrees that the applicable LC Issuer and participating Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation under Section 2.21.6 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Facility LC or any other party to which such Facility LC may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Facility LC or any such transferee. The applicable LC Issuer, the participating Lenders and their respective Affiliates shall not have any liability or responsibility by reason of or in connection with the issuance or transfer of any Facility LC, or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Facility LC (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable LC Issuer; provided that the foregoing shall not be construed to excuse an LC Issuer from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

to the extent permitted by applicable law) suffered by the Borrower that are caused by such LC Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Facility LC comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable LC Issuer (as finally determined by a court of competent jurisdiction), such LC Issuer shall be deemed to have exercised care in each such determination.

(iii) In furtherance of the foregoing and without limiting the generality thereof, the parties agree that (i) with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Facility LC, the applicable LC Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Facility LC, (ii) an LC Issuer may act upon any instruction or request relative to a Facility LC or requested Facility LC that such LC Issuer in good faith believes to have been given by a Person authorized to give such instruction or request and (iii) an LC Issuer may replace a purportedly lost, stolen, or destroyed original Facility LC or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation. The responsibility of any LC Issuer to the Borrower in connection with any draft presented for payment under any Facility LC issued by it shall, in addition to any payment obligation expressly provided for in such Facility LC, be limited to determining that the documents (including each draft) delivered under such Facility LC in connection with such presentment substantially conforms to the requirements under such Facility LC.

2.21.8. Actions of LC Issuers. Each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer. Each LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.21, each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

2.21.9. Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, each LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, such LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, such LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which any LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to such LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of such LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, any LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (x) determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the willful misconduct or gross negligence of the applicable LC Issuer in determining whether a request presented under any Facility LC issued by such LC Issuer complied with the terms of such Facility LC or (y) caused by any LC Issuer’s failure to pay under any Facility LC issued by such LC Issuer after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.21.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

2.21.10. Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify each LC Issuer, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from such indemnitees’ gross negligence or willful misconduct or the applicable LC Issuer’s failure to pay under any Facility LC issued by such LC Issuer after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.21 or any action taken or omitted by such indemnitees hereunder.

2.21.11. Facility LC Collateral Account. The Borrower agrees that it will, as required by Section 8.1 and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuers or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “Facility LC Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuers, a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Nothing in this Section 2.21.11 shall either obligate the Administrative Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

2.21.12. LC Issuer Agreements. Unless otherwise requested by the Administrative Agent, each LC Issuer shall report in writing to the Administrative Agent (i) on the first Business Day of each calendar month, the daily activity (set forth by day) in respect of Facility LCs during the immediately preceding month, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such LC Issuer expects to issue, amend, renew or extend any Facility LC, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Facility LCs to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such LC Issuer shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Facility LC to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such LC Issuer makes any disbursement under any Facility LC, the date of such disbursement and the amount of such disbursement, (iv) on any Business Day on which the Borrower fails to reimburse any disbursement under any Facility LC required to be reimbursed to such LC Issuer on such day, the date of such failure and the amount of such disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

2.21.13. Rights as a Lender. In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

2.22. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then to the extent permitted by applicable law, the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8.1 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.2 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the LC Issuers or the Swing Line Lender hereunder; third, to Cash Collateralize each LC Issuers’ Fronting Exposure ratably with respect to such Defaulting Lender in accordance with subsection (v) below; fourth, as the Borrower may request (so long as no Default or Unmatured Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each LC Issuers’ future Fronting Exposure ratably with respect to such Defaulting Lender with respect to future Facility LCs issued by such LC Issuer under this Agreement, in accordance with subsection (v) below; sixth, to the payment of any amounts owing to the Lenders, the LC Issuers or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any LC Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Unmatured Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or amounts owing by such Defaulting Lender under Section 2.21.5 in respect of Facility LCs (such amounts “Principal L/C Disbursements”), in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Facility LCs were issued at a time when the conditions set forth in Article IV were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Principal L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Principal L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with their respective Pro Rata Shares (determined without giving effect to the immediately following subsection (iv)). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(a) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.6.1 during any period that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) Each Defaulting Lender shall be entitled to receive any fee payable under Section 2.21.4 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Facility LCs for which it has provided Cash Collateral pursuant to the immediately following subsection (v).

(c) With respect to any fee not required to be paid to any Defaulting Lender pursuant to the immediately preceding clauses (a) or (b), the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to the immediately following subsection (iv), (y) pay to each LC Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such LC Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (determined without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Article IV are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the Outstanding Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 9.18, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans.

(a) If the reallocation described in the immediately preceding subsection (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize each LC Issuer’s Fronting Exposure in accordance with the procedures set forth in this subsection.

(b) At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any LC Issuer (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize each LC Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to the immediately preceding subsection (iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the aggregate Fronting Exposure of such LC Issuer with respect to Facility LCs issued and outstanding by such LC Issuer at such time.

(c) The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of each LC Issuer, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of LC Obligations, to be applied pursuant to the immediately following clause (d). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the LC Issuers as herein provided, or that the total amount of such Cash Collateral is less than the aggregate Fronting Exposure of the LC Issuers with respect to Facility LCs issued and outstanding at such time, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(d) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section in respect of Facility LCs shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(e) Cash Collateral (or the appropriate portion thereof) provided to reduce ratably each LC Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (y) the determination by the Administrative Agent and the LC Issuers that there exists excess Cash Collateral; provided that, subject to the immediately preceding subsection (ii), the Person providing Cash Collateral and the LC Issuers may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

(vi) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the LC Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Facility LCs and Swing Line Loans to be held pro rata by the Lenders in accordance with their respective Pro Rata Shares (determined without giving effect to the immediately preceding subsection (iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(vii) New Swing Line Loans/Facility LCs. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no LC Issuer shall be required to issue, extend, renew or increase any Facility LC unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.23. Extension of Facility Termination Date.

2.23.1. The Borrower may at any time from time to time not more than seventy-five (75) days and not less than thirty (30) days prior to any anniversary of the Closing Date, by notice to the Administrative Agent (who shall promptly notify the Lenders), request that each Lender extend (each such date on which an extension occurs, an “Extension Date”) such Lender’s then existing Facility Termination Date (the “Existing Facility Termination Date”) to the date that is one year after the Facility Termination Date then in effect for such Lender; provided, that (i) such notice shall be made on a Business Day, (ii) no Extension Date shall occur if, after giving effect to such Extension Date, the Facility Termination Date shall be more than five (5) years after such Extension Date and (iii) if such Extension Date is not a Business Day, such Extension Date shall be the next succeeding Business Day.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

2.23.2. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is 15 days after the date on which the Administrative Agent received the Borrower’s extension request (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each Lender that determines to so extend its Facility Termination Date, an “Extending Lender”). Each Lender that determines not to so extend its Facility Termination Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for extension of the Facility Termination Date.

2.23.3. The Administrative Agent shall promptly notify the Borrower of each Lender’s determination under this Section.

2.23.4. The Borrower shall have the right, but shall not be obligated, on or before the applicable Facility Termination Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more financial institutions that are Eligible Assignees (each, an “Additional Commitment Lender”) approved by the Administrative Agent, the LC Issuers and the Swing Line Lender (such approval not to be unreasonably withheld or delayed) in accordance with the procedures provided in Section 2.20, each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption Agreement (in accordance with and subject to the restrictions contained in Section 12.3, with the Borrower obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the applicable Facility Termination Date for such Non-Extending Lender, assume a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date). Prior to any Non-Extending Lender being replaced by one or more Additional Commitment Lenders pursuant hereto, such Non-Extending Lender may elect, in its sole discretion, by giving irrevocable notice thereof to the Administrative Agent and the Borrower (which notice shall set forth such Lender’s new Facility Termination Date), to become an Extending Lender. The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of the Borrower but without the consent of any other Lenders.

2.23.5. If (and only if) the total of the Commitments of the Lenders that have agreed to extend their Facility Termination Date is more than 50% of the aggregate amount of the Commitments in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date, the Facility Termination Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date that is one year after the

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Existing Facility Termination Date (except that, if such date is not a Business Day, such Facility Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Lender hereunder and shall have the obligations of a Lender hereunder. For purposes of clarity, it is acknowledged and agreed that the Facility Termination Date on any date of determination shall not be a date more than five (5) years after such date of determination, whether such determination is made before or after giving effect to any extension request made hereunder.

2.23.6. Notwithstanding the foregoing, (x) no more than two (2) extensions of the Facility Termination Date shall be permitted hereunder and (y) any extension of any Facility Termination Date pursuant to this Section 2.23 shall not be effective with respect to any Extending Lender unless:

(i) no Default or Unmatured Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto;

(ii) the representations and warranties of the Borrower set forth in this Agreement are true and correct on and as of the applicable Extension Date and after giving effect thereto, as though made on and as of such date (or to the extent that such representations and warranties specifically refer to an earlier date, as of such earlier date); and

(iii) the Administrative Agent shall have received a certificate dated as of the applicable Extension Date from the Borrower signed by an Authorized Officer of the Borrower (A) certifying the accuracy of the foregoing clauses (i) and (ii) and (B) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension.

2.23.7. On the Facility Termination Date of each Non-Extending Lender, (i) the Commitment of each Non-Extending Lender shall automatically terminate and (ii) the Borrower shall repay such Non-Extending Lender in accordance with Section 2.8 (and shall pay to such Non-Extending Lender all of the other Obligations owing to it under this Agreement) and after giving effect thereto shall prepay any Revolving Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.4) to the extent necessary to keep outstanding Revolving Loans ratable with any revised Pro Rata Shares of the respective Lenders effective as of such date, and the Administrative Agent shall administer any necessary reallocation of the Aggregate Outstanding Credit Exposures (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement). It is understood and agreed that the Existing Facility Termination Date of each Non-Extending Lender shall remain unchanged and repayment of all obligations owed to them pursuant to this Agreement or any other Loan Document and the termination of their Commitments shall occur on the Existing Facility Termination Date without giving effect to such Extension Date.

2.23.8. This Section shall supersede any provisions in Section 8.2 or Section 11.2 to the contrary.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ARTICLE III

YIELD PROTECTION; TAXES

3.1. Yield Protection. If any Change in Law:

(i)

subjects the Administrative Agent, any Lender or any applicable Lending Installation or any LC Issuer to any taxes, duties, levies, imposts, deductions, fees, assessments, charges or withholdings, and any and all liabilities with respect to the foregoing (other than (A) Taxes imposed on amounts payable hereunder, (B) Excluded Taxes or (C) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(ii)

imposes or increases or deems applicable any reserve, compulsory loan, assessment, insurance charge, special deposit, capital adequacy, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or any LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

(iii)

imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or any LC Issuer of making, funding or maintaining its Eurodollar Loans or Commitment, or of issuing of participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or any LC Issuer in connection with its Eurodollar Loans or Commitment, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or any LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans or Commitment, Facility LCs or participants therein held or interest of LC Fees received by it, by an amount deemed material by such Lender or such LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to the Administrative Agent, such Lender or applicable Lending Installation or such LC Issuer, as the case may be, of making, continuing, converting into or maintaining its Loans, Commitment or of issuing or participating in Facility LCs or to reduce the return received by the Administrative Agent, such Lender or applicable Lending Installation or such LC Issuer, as the case may be, in connection with such Loans, Commitment, Facility LCs or participations therein, then, within fifteen (15) days of demand by the Administrative Agent, such Lender or such LC Issuer, the Borrower shall pay the Administrative Agent, such Lender or such LC Issuer such additional amount or amounts as will compensate such Lender or such LC Issuer, as the case may be, for such increased cost or reduction in amount received.

3.2. Changes in Capital Adequacy Regulations. If a Lender or any LC Issuer determines the amount of capital required or expected to be maintained by such Lender, such LC Issuer, any Lending Installation of such Lender or such LC Issuer, or any corporation controlling such Lender or such LC Issuer, is increased as a result of a Change in Law, then, within fifteen (15) days of

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

demand by such Lender or such LC Issuer, the Borrower shall pay such Lender or such LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital or liquidity which such Lender or such LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure, its Commitment or its commitment to issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender’s or such LC Issuer’s policies as to capital adequacy and liquidity).

3.3. Changed Circumstances.

3.3.1. Circumstances Affecting Eurodollar Rate Availability. Unless and until a Benchmark Replacement is implemented in accordance with Section 3.3.3 below, in connection with any request for a Eurodollar Advance or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Advance, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the Eurodollar Rate for such Interest Period with respect to a proposed Eurodollar Advance or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the Eurodollar Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurodollar Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make Eurodollar Loans and the right of the Borrower to convert any Advance to or continue any Advance as a Eurodollar Advance shall be suspended, and the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurodollar Advance together with accrued interest thereon), on the last day of the then current Interest Period applicable to such Eurodollar Advance; or (B) convert the then outstanding principal amount of each such Eurodollar Advance to a Floating Rate Advance as of the last day of such Interest Period.

3.3.2. Laws Affecting Eurodollar Rate Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Installations) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Installations) to honor its obligations hereunder to make or maintain any Eurodollar Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make Eurodollar Loans, and the right of the Borrower to convert any Advance to a Eurodollar Advance or continue any Advance as a Eurodollar Advance shall be suspended and thereafter the Borrower may select only Floating Rate Advances and (ii) if any of the Lenders may not lawfully continue to maintain a Eurodollar Loan to the end of the then current Interest Period applicable thereto, the applicable Advances shall immediately be converted to a Floating Rate Advance for the remainder of such Interest Period.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

3.3.3. Effect of Benchmark Transition Event.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 3.3.3 will occur prior to the applicable Benchmark Transition Start Date.

(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.3.3, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.3.3.

(iv) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Advance of, conversion to or continuation of Eurodollar Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to a Floating Rate Advance. During any Benchmark Unavailability Period, the component of the Alternate Base Rate based upon the Eurodollar Rate will not be used in any determination of the Alternate Base Rate.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made or continued, or a Floating Rate Advance is not converted into a Eurodollar Advance, on the date specified by the Borrower for any reason other than default by the Lenders, or a Eurodollar Advance is not prepaid on the date specified by the Borrower for any reason, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

3.5. Taxes.

(i) All payments by the Borrower to or for the account of any Lender, any LC Issuer or Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, any LC Issuer or Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, such LC Issuer or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within thirty (30) days after such payment is made.

(ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application (“Other Taxes”).

(iii) The Borrower hereby agrees to indemnify the Agents, the LC Issuers and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agents, the LC Issuers or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty (30) days of the date the Agents, the LC Issuers or such Lender makes demand therefor pursuant to Section 3.6.

(iv) Each Lender that is not incorporated or organized under the laws of the United States or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten (10) Business Days after the date of this Agreement, deliver to each of the Borrower and the Administrative Agent two (2) duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable) or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each other Lender shall deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-9, certifying that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

(vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(vii) If the U.S. Internal Revenue Service or any other Governmental Authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys’ fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(viii) If a payment made to a Lender or LC Issuer under this Agreement would be subject to United States federal withholding tax imposed by FATCA if such Lender or LC Issuer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or LC Issuer shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender or LC Issuer has complied with such Lender’s or LC Issuer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.5(viii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(ix) For purposes of determining withholding Taxes imposed under the FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5; provided, that the Borrower shall not be obligated to pay any amount or amounts under Section 3.1, 3.2, 3.4 or 3.5 to the extent such statement shall include amounts which an officer of the Administrative Agent or the affected Lender responsible for the administration of this Agreement shall have had actual knowledge for more than one hundred eighty (180) days prior to the date of such statement. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

4.1. Initial Credit Extension. The effectiveness of this Agreement and the Lenders’ obligation to make the initial Credit Extension hereunder shall be subject to the satisfaction of the following conditions precedent: (a) the representations and warranties contained in Article V are true and correct as of such date, (b) the Administrative Agent, the Arrangers and the Lenders shall

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses of the Administrative Agent and the Arrangers required to be reimbursed or paid by the Borrower hereunder, (c) each Departing Lender shall have received payment in full of all of the “Obligations” under the Existing Credit Agreement that are owing to it (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, “Financial Contract Obligations”, contingent indemnity obligations and other contingent obligations owing to it under the “Loan Documents” as defined in the Existing Credit Agreement), and (d) the Borrower has furnished to the Agents with sufficient copies for the Lenders:

(i)

A certificate of the Secretary or the Assistant Secretary of the Borrower and each Guarantor certifying as to (1) (A) the articles or certificate of incorporation (or equivalent thereof), together with all amendments thereto, of such Loan Party, as certified by the appropriate governmental officer in its jurisdiction of organization, and by-laws (or comparable governance documents) of such Loan Party; (2) the resolutions of the Board of Directors’ (or other similar governing body’s) and the resolutions or actions of any other body of such Loan Party authorizing the execution of the Loan Documents to which it is a party and (3) the incumbency, identifying by name and title and bearing the signatures, of the Authorized Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of the Borrower, to request Loans hereunder, upon which certificate the Agents and the Lenders shall be entitled to rely until informed of any change in writing by the applicable Loan Party.

(ii)	A certificate of good standing for each Loan Party, certified by the appropriate governmental officer in such Loan Party’s jurisdiction of organization.

(iii)

An opening compliance certificate in substantially the form of Exhibit B, signed by an Authorized Officer, showing the calculations necessary to determine compliance with this Agreement on the Closing Date and stating that on the Closing Date no Default or Unmatured Default has occurred and is continuing.

(iv)	A written opinion of counsel to the Borrower and each Guarantor, in form and substance satisfactory to the Agents and addressed to the Lenders in substantially the form of Exhibit A.

(v)	Any Notes requested by a Lender pursuant to Section 2.14 payable to the order of each such requesting Lender.

(vi)	If the initial Credit Extension shall be the issuance of a Facility LC, a properly completed Facility LC Application.

(vii)

(a) satisfactory audited consolidated financial statements of the Borrower for its 2018 and 2019 fiscal years, (b) satisfactory unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (a) of this paragraph as to which such financial statements are available to the Lenders and (c) satisfactory financial statement projections through and including the Borrower’s 2024 fiscal year, together with such information as the Administrative Agent and the Lenders shall reasonably request (including, without limitation, a detailed description of the assumptions used in preparing such projections).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(viii)	A Transfer Authorizer Designation Form effective as of the Closing Date.

(ix)

At least five (5) days prior to the Closing Date, all documentation and other information regarding the Borrower requested by the Administrative Agent or any Lender in order for the Administrative Agent and the Lenders to comply with the requirements of any Anti-Money Laundering Laws, including the Act and any applicable “know your customer” rules and regulations.

(x)	At least five (5) days prior to the Closing Date, to the Administrative Agent and directly to any Lender requesting the same, a Beneficial Ownership Certification in relation to the Borrower.

(xi)

Satisfactory evidence that Borrower’s Private Shelf Agreement and any related facility documentation shall have become effective or shall become effective substantially concurrently with this Agreement, which Private Shelf Agreement shall reflect conforming changes consistent with the terms of this Agreement and otherwise be on terms and conditions acceptable to the Administrative Agent.

(xii)

Such other documents as any Lender or its counsel may have reasonably requested including, without limitation, each other document identified on the List of Closing Documents attached hereto as Exhibit E.

4.2. Each Credit Extension. The Lenders shall not (except as otherwise set forth in Section 2.2.4 with respect to Loans for the purpose of repaying Swing Line Loans) be required to make any Credit Extension, nor shall any increase in the Aggregate Commitment pursuant to Section 2.6.3 be effective, unless on the applicable Credit Extension Date or date of such increase under Section 2.6.3, as applicable:

(i)	There exists no Default or Unmatured Default.

(ii)

The representations and warranties contained in Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(iii)	All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

Each Borrowing Notice or request for issuance of a Facility LC, or Swing Line Borrowing Notice, as the case may be, with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Section 4.2(i) and (ii) have been satisfied. Any lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants as follows to each Lender and the Agents as of the Closing Date, on the date of the initial Credit Extension hereunder (if different from the Closing Date) and thereafter on each date as required by Section 4.2:

5.1. Organizational Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or other organizational power and authority and the legal right to own and operate its property and to conduct its business, (iii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, except where a failure to be so qualified would not have a Materially Adverse Effect, and (iv) is in compliance with all Requirements of Law except where the failure to be in compliance would not have a Materially Adverse Effect.

5.2. Organizational Power; Authorization. Each of the Borrower and each of its Subsidiaries has the corporate or other organizational power and authority to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents. No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery or performance by the Borrower or any of its Subsidiaries, or the validity or enforceability against the Borrower or any of its Subsidiaries of the Loan Documents, other than such consents, authorizations or filings which have been made or obtained.

5.3. Enforceable Obligations. This Agreement has been duly executed and delivered, and each other Loan Document will be duly executed and delivered, by the Borrower and its Subsidiaries party thereto, and this Agreement constitutes, and each other Loan Document when executed and delivered will constitute, legal, valid and binding obligations of the Borrower and its Subsidiaries parties thereto, enforceable against them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

5.4. No Legal Bar. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which they are parties will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

5.5. No Material Litigation. No litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or Governmental Authorities are pending or, to the knowledge of any Borrower, threatened by or against the Borrower or any of its Subsidiaries, or against any of their respective properties or revenues, existing or future (a) with respect to any Loan Document or any of the transactions contemplated hereby, or (b) which, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

5.6. Investment Company Act, Etc. Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Loan Document.

5.7. Margin Regulations. No part of the proceeds of any Credit Extension will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U and X. No indebtedness being retired or reduced out of the proceeds of each Credit Extension was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any “margin security’ within the meaning of Regulation T. “Margin stock” within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of Borrower and its Subsidiaries. None of the transactions contemplated by this Agreement (including, without limitation, the direct or indirect use of the proceeds of each Credit Extension) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto or Regulation U or X.

5.8. Compliance With Environmental Laws. Except as set forth on Schedule 5.8:

(a) In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Materially Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Materially Adverse Effect.

(b) The Borrower and each of its Subsidiaries have obtained all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties, including without limitation, all required permits, licenses and approvals for (i) the emission of air pollutants or contaminates, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes, except where a failure to obtain such permits, licenses and approvals would not result in a Materially Adverse Effect.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

5.9. Insurance. The Borrower and each of its Subsidiaries currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Borrower and each of its Subsidiaries have paid all of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

5.10. No Default. None of the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which has had or is reasonably expected to have a Materially Adverse Effect.

5.11. No Burdensome Restrictions. None of the Borrower nor any of its Subsidiaries is a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

5.12. Taxes. Each of the Borrower and its Subsidiaries have filed or caused to be filed all declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions (“taxes” in this Section 5.12) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with Agreement Accounting Principles have been provided in its books); and no tax liens have been filed and, to the knowledge of the Borrower or any of its Subsidiaries, no claims are being asserted with respect to any such taxes, fees or other charges.

5.13. Subsidiaries. Except as set forth on Schedule 5.13, no Borrower has any Subsidiaries as of the Closing Date, nor is any Borrower a joint venture partner or general partner in any partnership. Schedule 5.13 sets forth a true and correct list of all Material Subsidiaries of each Borrower.

5.14. Financial Statements. The Borrower has furnished to the Administrative Agent and each Lender (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 2019 and the related consolidated statements of earnings and retained earnings for the Fiscal Year then ended and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2019 and the related consolidated statements of earnings and retained earnings for the three-month period then ended, in each case as required pursuant to Section 4.1(d)(vii), including in each case the related schedules and notes, setting forth solely for such consolidated statements in comparative form the figures for the previous Fiscal Year (or period thereof). The foregoing financial statements fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the dates thereof and results of operations for such periods (other than, in the case of clause (ii), customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements) in conformity with generally accepted accounting principles in effect on the date such statements were prepared consistently applied. The Borrower and its Subsidiaries taken

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

as a whole do not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments not reflected in the foregoing financial statements or the notes thereto. Since June 30, 2019, there have been no changes which have had or would reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect.

5.15. ERISA. Except as disclosed on Schedule 5.15:

(a) Identification of Plans. (1) None of the Borrower nor any of its Subsidiaries nor any member of its Controlled Group maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA, and (2) none of the Borrower or any of its Subsidiaries maintains or contributes to any Foreign Pension Plan;

(b) Compliance. Each Plan maintained by the Borrower and its Subsidiaries has at all times been maintained, by its terms and in operation, in compliance with all applicable laws, and the Borrower and its Subsidiaries are subject to no tax or penalty with respect to any Plan of the Borrower or such Subsidiary or any member of its Controlled Group, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Code;

(c) Liabilities. The Borrower and its Subsidiaries are subject to no liabilities (including withdrawal liabilities) with respect to any Plans or Foreign Pension Plans of the Borrower or such Subsidiary or any member of their Controlled Group, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans or Foreign Pension Plans;

(d) Funding. The Borrower and each of its Subsidiaries and, with respect to any Plan which is subject to Title IV of ERISA, each member of its Controlled Group, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan. No Plan subject to Title IV of ERISA has an “amount of unfunded benefit liabilities” (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made. The Borrower and each of its Subsidiaries are subject to no liabilities with respect to post-retirement medical benefits, other than pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time and any rule or regulation issued thereunder.

(e) Plan Assets. As of the Closing Date the Borrower is not nor will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Facility LCs or the Commitments.

5.16. Patents, Trademarks, Licenses, Etc. The Borrower and its Subsidiaries have obtained and hold in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and, to the knowledge of the Borrower or any of its Subsidiaries, no product, process, method, service or other item

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

presently sold by or employed by the Borrower or any of its Subsidiaries in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other person and there is not presently pending, or to the knowledge of the Borrower any of its Subsidiaries, threatened, any claim or litigation against or affecting the Borrower or any of its Subsidiaries contesting such Person’s right to sell or use any such product, process, method, substance or other item that would result in a Materially Adverse Effect.

5.17. Ownership of Property. Each of the Borrower and its Subsidiaries has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property, as such properties are reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 2015, other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Liens otherwise permitted under Section 6.20. The Borrower and each of its Subsidiaries enjoy peaceful and undisturbed possession under all of their respective leases.

5.18. Financial Condition. On the Closing Date and after giving effect to the transactions contemplated by the Loan Documents, (i) the assets of each of the Borrower and its Subsidiaries, at fair valuation and based on their present fair saleable value, will exceed the Borrower’s or such Subsidiary’s debts, including contingent liabilities, (ii) the remaining capital of the Borrower or such Subsidiary will not be unreasonably small to conduct the Borrower’s or such Subsidiary’s business, and (iii) neither the Borrower nor any of its Subsidiaries will have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section 5.18, “debt” means any liability on a claim, and “claim” means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

5.19. Labor Matters. The Borrower and each of its Subsidiaries have experienced no material strikes, labor disputes, slowdowns or work stoppages due to labor disagreements and, to the best knowledge of the Borrower or any of its Subsidiaries, there are no such material strikes, disputes, slowdowns or work stoppages threatened against the Borrower or any of its Subsidiaries. The hours worked and payment made to employees of the Borrower or any of its Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Borrower or any of its Subsidiaries, or for which any claim may be made against the Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Borrower and its Subsidiaries.

5.20. Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers, employees or Affiliates, or (b) to the knowledge of the Borrower, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, (i) is a Sanctioned Person or currently the subject or target of any Sanctions, (ii) has its assets located in a Sanctioned Country, (iii) is under administrative, civil or criminal

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (iv) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons. Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions. Each of the Borrower and its Subsidiaries, and to the knowledge of the Borrower, director, officer, employee, agent and Affiliate of Borrower and each such Subsidiary, is in compliance with all Anti-Corruption Laws, all Anti-Money Laundering Laws in all material respects, and applicable Sanctions. No proceeds of any Credit Extension have been used, directly or indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 6.14.2.

5.21. Disclosure. No representation or warranty contained in this Agreement (including the Schedules attached hereto) or in any other document furnished from time to time pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading as of the date made or deemed to be made. Except as may be set forth herein (including the Schedules attached hereto), there is no fact known to the Borrower or any of its Subsidiaries which has had, or is reasonably expected to have, a Materially Adverse Effect. As of the Closing Date, all of the information included in the Beneficial Ownership Certification is true and correct.

5.22. EEA Financial Institution. Neither the Borrower nor any of its Subsidiaries is an EEA Financial Institution.

ARTICLE VI

COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1. Organizational Existence, Etc. The Borrower agrees to, and to cause each of its Subsidiaries to, preserve and maintain (i) its corporate or other organizational existence, (ii) its rights, franchises, and licenses, and its patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and (iii) its qualification to do business as a foreign corporation or other organization in all jurisdictions where it conducts business or other activities making such qualification necessary, except to the extent permitted by Section 6.17.

6.2. Compliance with Laws, Etc. The Borrower agrees to, and to cause each of its Subsidiaries to, comply with all Requirements of Law (including, without limitation, the Environmental Laws) and Contractual Obligations applicable to or binding on any of them, except where failure to so comply would not result in a Materially Adverse Effect.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

6.3. Payment of Taxes and Claims, Etc. The Borrower agrees to, and to cause each of its Subsidiaries to, pay (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto in accordance with Agreement Accounting Principles.

6.4. Keeping of Books. The Borrower agrees to, and to cause each of its Subsidiaries to, keep proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions which are required to be maintained in order to prepare the financial statements of the Borrower in conformity with Agreement Accounting Principles.

6.5. Visitation, Inspection, Etc. The Borrower agrees to, and to cause each of its Subsidiaries to, permit any representative of the Administrative Agent or any Lender to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to the Borrower; provided, however, that at any time following the occurrence and during the continuance of a Default or an Unmatured Default, no prior notice shall be required.

6.6. Insurance; Maintenance of Properties. The Borrower agrees to, and to cause each of its Subsidiaries to:

(a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as is customary for such companies under similar circumstances; provided, however, that in any event each Borrower shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to the Borrower or any of its Subsidiaries as in effect on the date of this Agreement; and

(b) Cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of the Borrower as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

6.7. Reporting Covenants. The Borrower agrees to, and to cause each of its Subsidiaries to, furnish to (x) each Lender in the case of Sections 6.7.1 through 6.7.4 and 6.7.11, (y) the Administrative Agent in the case of Sections 6.7.5 through 6.7.9 and (z) the Administrative Agent and the requesting Lender in the case of Section 6.7.10:

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

6.7.1. Annual Consolidated Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year, balance sheets of the Borrower and its Subsidiaries as of the end of such year, presented on a consolidated basis, and the related statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, presented on a consolidated basis, setting forth solely for such consolidated statements in comparative form the figures for previous Fiscal Year, all in reasonable detail and accompanied by a report thereon of Haddox Reid Eubank Betts PLLC, or any independent public accountants of recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as of the end of such Fiscal Year on a consolidated basis, and the results of operations and statements of cash flows of the Borrower and its Subsidiaries for such Fiscal Year in accordance with Agreement Accounting Principles and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

6.7.2. Quarterly Consolidated Financial Statements. As soon as available and in any event within sixty (60) days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter), balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter presented on a consolidated basis and the related statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, presented on a consolidated basis, in reasonable detail, certified by the chief accounting officer of the Borrower that such financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter on a consolidated basis, and the results of operations and statements of cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and such portion of the Fiscal Year, in each case in accordance with Agreement Accounting Principles consistently applied on an interim basis (subject only to accrual of income taxes on an interim basis, normal yearend audit adjustments and the absence of certain footnotes); provided, however, that any Subsidiaries of the Borrower that are not Material Subsidiaries may be excluded from the financial reporting under this Section 6.7.2 to the extent that such exclusion is disclosed to the Lenders in writing.

6.7.3. No Default/Compliance Certificate. Together with the financial statements required pursuant to Sections 6.7.1 and 6.7.2 above, a certificate of the chief accounting officer of the Borrower, substantially in the form of Exhibit B, (A) to the effect that, based upon a review of the activities of the Borrower and its Subsidiaries and such financial statements during the period covered thereby, there exists no Unmatured Default and no Default under this Agreement, or if there exists an Unmatured Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, (B) demonstrating in reasonable detail compliance as of the end of such Fiscal Year or such Fiscal Quarter with Section 6.24 as of the end of such Fiscal Year or Fiscal Quarter and (C) attaching (i) the related consolidating financial statements of the Borrower, reflecting the consolidated financial statements of the Borrower excluding the consolidated financial statements of BKEP and its Subsidiaries, consolidating adjustments, and the resulting financial statements of the Borrower delivered pursuant to Sections 6.7.1 and 6.7.2 in calculating compliance with Section 6.24 and (ii) a schedule describing all Indebtedness of BKEP GP, BKEP and their Subsidiaries that is recourse to the Borrower or any of its Subsidiaries.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

6.7.4. Auditor’s No Default Certificate. Together with the financial statements required pursuant to Section 6.7.1 above, a certificate of the accountants who prepared the report referred to therein, (i) to the effect that, based upon their audit, there exists no Default or Unmatured Default under this Agreement, or if there exists a Default or Unmatured Default hereunder, specifying the nature thereof and (ii) demonstrating in reasonable detail compliance with Section 6.24 as of the end of such Fiscal Year.

6.7.5. Notice of Default and other Material Events. Promptly after the Borrower or any of its Subsidiaries has notice or knowledge of the occurrence of an Unmatured Default or a Default, a certificate of the chief accounting officer of the Borrower specifying the nature thereof and the proposed response thereto. Further, promptly after the Borrower or any of its Subsidiaries has notice or knowledge of either (i) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Materially Adverse Effect or (ii) any other development that results in, or could reasonably be expected to result in, a Materially Adverse Effect, the Borrower will furnish to the Administrative Agent and each Lender prompt written notice thereof.

6.7.6. Environmental Notices. Promptly after the Borrower or any of its Subsidiaries becomes aware thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any Governmental Authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by the Borrower or any of its Subsidiaries which could result in penalties, fines, claims or other liabilities to the Borrower or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Materially Adverse Effect.

6.7.7. ERISA.

(i) Promptly after the occurrence thereof with respect to any Plan of the Borrower or any of its Subsidiaries or any member of its Controlled Group, or any trust established thereunder, notice of (A) a Reportable Event, or (B) any other event which could subject the Borrower or any of its Subsidiaries to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Code, or any tax, penalty or liability under any Requirement of Law applicable to any Foreign Pension Plan, where any such taxes, penalties or liabilities could reasonably be expected to have a Materially Adverse Effect;

(ii) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(1)(A) of ERISA or under Section 401(a)(29) or 412 of the Code with respect to any Plan of the Borrower or any of its Subsidiaries or any member of its Controlled Group;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(iii) Promptly after receipt, any notice received by the Borrower or any of its Subsidiaries or any member of its Controlled Group concerning the intent of the PBGC or any other Governmental Authority to terminate a Plan of the Borrower or any of its Subsidiaries or any member of its Controlled Group which is subject to Title IV of ERISA, to impose any liability on the Borrower or any of its Subsidiaries or any member of its Controlled Group under Title IV of ERISA or Chapter 43 of the Code;

(iv) Promptly upon the Borrower or any of its Subsidiaries becoming aware thereof, notice that (i) any material contributions to any Foreign Pension Plan have not been made by the required due date for such contribution and such default cannot immediately be remedied, (ii) any Foreign Pension Plan is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Pension Plan based on the actuarial assumptions reasonably used at any time, or (iii) a material change is anticipated to any Foreign Pension Plan that may have a Materially Adverse Effect.

6.7.8. Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by the Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of the Borrower or any of its Subsidiaries.

6.7.9. Accountants’ Reports. Promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to the Borrower in connection with each annual, interim, or special audit of the Borrower’s financial statements.

6.7.10. Other Information. With reasonable promptness, such other information about the Borrower and its Subsidiaries as the Administrative Agent or any Lender may reasonably request from time to time.

6.7.11. Receivables Purchase Documents; Note Purchase Agreement. Prior to the execution thereof, draft copies of the Receivables Purchase Documents, the Note Purchase Agreement and the Senior Notes and, promptly after execution thereof, copies of all executed Receivables Purchase Documents, the Note Purchase Agreement and the Senior Notes and all material amendments thereto.

6.8. Senior Note Covenants Incorporated By Reference. The Borrower covenants and agrees that so long as any Commitment is outstanding and thereafter until payment in full of all of the Obligations, unless the Required Lenders shall otherwise give prior written consent (it being agreed and understood that by entering into this Agreement each Lender hereby agrees and approves of the Private Shelf Agreement), the Borrower will at all times comply with each of the covenants of the Borrower contained in the Note Purchase Agreement and the Senior Notes, as may be in effect from time to time, which covenants, along with the definitions of the terms utilized therein and any related provisions, as in effect on the date the Senior Notes shall be issued and without giving effect to any amendment, restatement, waiver or other modification thereto unless consented to hereunder by the Required Lenders, are hereby incorporated by reference herein and shall apply with the same force and effect as though set forth herein in their entirety; provided, however, for purposes of the Borrower’s compliance with the covenants required of it under this Section 6.8, any references to the “Agreement”, the “Notes”, the “Trustee” or the “holders of the Notes” or like defined terms in the covenants contained in the Note Purchase Agreement and the Senior Notes shall be deemed to be references to this Agreement, the Loan Documents, the Administrative Agent and the Lenders hereunder, respectively.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

6.9. Restricted Payments. Neither the Borrower nor any of its Subsidiaries shall (a) declare or pay any dividend on any class of its stock or make any payment to purchase, redeem, retire or acquire any Capital Stock or Indebtedness subordinated to the Obligations or any option, warrant, or other right to acquire such Capital Stock or such Indebtedness (or consummate any transaction that has a substantially similar effect) or (b) pay any management or other similar fee (each, a “Restricted Payment”), other than (i) dividends payable solely in shares of any class of its stock, (ii) Restricted Payments made by any Subsidiary to the Borrower or any Guarantor and (iii) additional Restricted Payments by the Borrower, so long as (x) no Default or Unmatured Default has occurred or is continuing hereunder immediately before or after giving effect thereto, and (y) the Borrower shall be in compliance with the financial covenants set forth in Section 6.24 based on the financial statements for the most recently completed four (4) Fiscal Quarter period for which the Borrower shall have delivered financial statements pursuant to Section 6.7.1 or Section 6.7.2, as applicable, both before and after giving effect to such Restricted Payment and any related incurrence of Indebtedness and other event consummated in connection therewith on a pro forma basis.

6.10. Transactions with Affiliates. Other than in connection with (i) Permitted Receivables Transfers, (ii) any Permitted Industrial Revenue Bond Transaction, (iii) the BKEP Drop Down Transactions or (iv) transactions entered into with BKEP and its Subsidiaries in the ordinary course of business on terms and conditions, taken as a whole, that are fair and reasonable to the Borrower and its Subsidiaries as determined in the good faith judgment of the Borrower, taking into account the totality of the relationship between the Borrower and its Subsidiaries, on the one hand, and BKEP and its Subsidiaries on the other, neither the Borrower nor any of its Subsidiaries shall:

(a) Enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any of its Subsidiaries, other than on terms and conditions at least as favorable to the Borrower or any of its Subsidiaries as would be obtained by the Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; or

(b) Convey or transfer to any other Person any real property, buildings, or fixtures used in the manufacturing or production operations of the Borrower or any of its Subsidiaries, or convey or transfer to the Borrower or any of its Subsidiaries any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer any Default or Unmatured Default exists or would exist as a result of such conveyance or transfer.

6.11. ERISA. Neither the Borrower nor any of its Subsidiaries shall take or fail to take any of the following actions with respect to any Plan of the Borrower or any of its Subsidiaries or, with respect to any member of its Controlled Group, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Code, including (i) establishing any such Plan, (ii) amending any such Plan (except where required to comply with applicable law), (iii) terminating or withdrawing from any such Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, without first obtaining the written approval of the Required Lenders.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

6.12. Limitation on Payment Restrictions Affecting the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries shall create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of the Borrower or any of its Subsidiaries to (i) pay dividends or make any other distributions on the Borrower or such Subsidiary’s Capital Stock, or (ii) pay any Indebtedness owed to the Borrower or any of its Subsidiaries, or (iii) transfer any of its Property or assets to the Borrower or any of its Subsidiaries, except (x) any consensual encumbrance or restriction existing under the Loan Documents or (y) with respect to the SPV, under the Receivables Purchase Documents.

6.13. Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and only in substantially the same fields of enterprise as it is presently conducted and, except as otherwise permitted by Section 6.17, do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that a failure to do so could not reasonably be expected to have a Materially Adverse Effect.

6.14. Use of Proceeds.

6.14.1. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes, including, without limitation, for working capital and refinancing Indebtedness under the Existing Credit Agreement, for capital expenditures and to finance Acquisitions permitted pursuant to the terms of this Agreement and consummated on a non-hostile basis. The Borrower shall use the proceeds of each Credit Extension in compliance with all applicable legal and regulatory requirements and any such use shall not result in a violation of any such requirements, including, without limitation, Regulation U and X, the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

6.14.2. The Borrower will not request any Credit Extension, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

6.15. Subsidiary Guarantees. The Borrower will:

(a) (i) on the Closing Date, with respect to any Domestic Incorporated Subsidiary (other than any SPV) of the Borrower that is a Material Subsidiary as of the Closing Date, (ii) on or prior to the date of delivery by the Borrower of the quarterly compliance certificate to the Administrative Agent pursuant to Section 6.7.3, with respect to any Domestic Incorporated Subsidiary (other than any SPV) of the Borrower that becomes a Material Subsidiary during such Fiscal Quarter other than pursuant to a Specified Acquisition, and (iii) substantially concurrently with the closing of the related Specified Acquisition, with respect to any Domestic Incorporated Subsidiary (other than any SPV) of the Borrower that becomes a Material Subsidiary pursuant to a Specified Acquisition, in each case, cause each such Domestic Incorporated Subsidiary to execute the Guaranty (or an assumption agreement to the Guaranty) pursuant to which it agrees to be bound by the terms and provisions of the Guaranty as a Guarantor thereunder;

(b) deliver and cause such Persons identified in clause (a) above to deliver, on the relevant dates specified in clause (a) above, corporate resolutions, opinions of counsel (if requested by the Administrative Agent) and such other corporate documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent.

6.16. Subsidiary Indebtedness. The Borrower will not permit any Subsidiary to create, incur, assume, guarantee, have outstanding or otherwise become or remain directly or indirectly liable with respect to, or otherwise suffer to exist, any Indebtedness, except:

(i)	Indebtedness under the Guaranty.

(ii)	Indebtedness constituting the guarantee of the Borrower’s obligations under the Note Purchase Agreement and the Senior Notes.

(iii)	Indebtedness constituting the guarantee of Indebtedness of the Borrower.

(iv)	Indebtedness existing on the date hereof and described on Schedule 6.16 and Permitted Refinancing Indebtedness in respect thereof.

(v)	Indebtedness owed to the Borrower or any Guarantor by any other Subsidiary.

(vi)	Permitted Purchase Money Indebtedness of any Subsidiary of the Borrower.

(vii)	Indebtedness incurred in connection with any Permitted Industrial Revenue Bond Transaction or guarantee thereof.

(viii)	Indebtedness constituting Receivables Facility Attributed Indebtedness in an aggregate amount not to exceed $300,000,000 at any one time outstanding.

(ix)

Additional Indebtedness of any Subsidiary of the Borrower; provided, that as of the date such Subsidiary incurs or otherwise becomes liable with respect to such Indebtedness and immediately after giving effect thereto, (a) no Default or Unmatured Default exists and (b) the aggregate principal amount of all such Indebtedness under this clause (ix) does not exceed an amount equal to twenty-five percent (25%) of Consolidated Net Worth calculated as of the last day of the immediately preceding Fiscal Quarter.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

6.17. Merger. Neither the Borrower nor any of its Subsidiaries shall enter into any merger or consolidation (including by division), or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower’s consolidated business or property (each such transaction a “Fundamental Change”), whether now or hereafter acquired, except (i) in the case of any Fundamental Change entered into by the Borrower and any other Person (w) the surviving entity shall be a solvent corporation organized and existing under the laws of the United States, (x) the surviving entity shall expressly assume all of the Obligations of the Borrower, (y) as of the date of such Fundamental Change and after giving effect thereto no Default or Unmatured Default shall exist, and (z) after giving effect to such Fundamental Change the surviving entity shall be permitted to incur at least $1.00 of additional Indebtedness hereunder and no Default or Unmatured Default would arise as a result of such additional Indebtedness, (ii) Fundamental Changes permitted under Section 6.18, (iii) a Subsidiary of the Borrower may be merged into or consolidated with the Borrower (in which case the Borrower shall be the surviving corporation) or any Wholly-Owned Subsidiary of the Borrower; provided the Borrower owns, directly or indirectly, a percentage of the equity of the merged entity not less than the percentage it owned of the Subsidiary prior to such Fundamental Change and if the predecessor Subsidiary was a Guarantor, the surviving Subsidiary shall be a Guarantor hereunder, (iv) a Subsidiary of the Borrower may be merged into another Person pursuant to an Acquisition; provided that (x) if the predecessor Subsidiary was a Guarantor, the surviving entity shall be a Guarantor hereunder and (y) if, as a result of such Acquisition, the surviving entity becomes a Material Subsidiary, the Borrower will, and will cause such Material Subsidiary to, comply with the requirements of Section 6.15, and (v) any liquidation of any Subsidiary of the Borrower, into the Borrower or another Subsidiary of the Borrower, as applicable.

6.18. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell, transfer or otherwise dispose of its Property to any other Person, except:

(i)	Sales of inventory and obsolete or excess assets in the ordinary course of business.

(ii)	Sales, leases and transfers of Property from the Borrower or any Subsidiary of the Borrower to the Borrower or any Guarantor.

(iii)

Sales, assignments, transfers, leases, conveyances or other dispositions of its Property not otherwise permitted under this Section 6.18 so long as such transaction (a) is for not less than fair market value (as determined in good faith by the Borrower’s board of directors), (b) after giving effect to such sale, lease, transfer or disposal, no Default or Unmatured Default shall exist, (c) within the twelve-month period immediately succeeding such sale, lease, transfer or disposal the proceeds thereof (net of applicable taxes and expenses) are used to purchase operating assets of a similar nature or to redeem any Indebtedness ranking pari passu with the Obligations, and (d) together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of under this clause (iii) calculated at book value during the immediately preceding twelve-month period, represents the disposition of not greater than twenty percent (20%) of the Borrower’s Consolidated Total Assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(iv)

Any transfer of an interest in Receivables and Related Security, accounts or notes receivable on a limited recourse basis under the Receivables Purchase Documents; provided that such transfer qualifies as a legal sale and as a sale under Agreement Accounting Principles and that the amount of Receivables Facility Attributed Indebtedness would be permitted under Section 6.16(viii).

(v)	Any sale or transfer of Property in connection with a Permitted Industrial Revenue Bond Transaction.

(vi)	Any sale or transfer of Property in connection with a BKEP Drop Down Transaction.

6.19. [Reserved].

6.20. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

(i)

Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

(ii)

Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

(iii)	Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(iv)

Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower and its Subsidiaries taken as a whole or the value of such property for the purposes of such business.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(v)

Liens existing on the date hereof and described on Schedule 6.20 and any extensions, renewals or replacements thereof, provided, that any such extension, renewal or replacement of such Liens shall not apply to any Property of the Borrower or its Subsidiaries other than that Property originally subject to such Lien, and the principal amount of the Indebtedness secured by such Liens being extended, renewed or replaced shall not be increased.

(vi)	Liens securing (a) the Obligations hereunder and (b) the obligations of the Guarantors under the Guaranty.

(vii)	Liens securing Permitted Purchase Money Indebtedness of the Borrower or any Subsidiary of the Borrower.

(viii)	Liens arising in connection with any Permitted Industrial Revenue Bond Transaction.

(ix)	Liens arising under the Receivables Purchase Documents.

(x)

Additional Liens securing Indebtedness of the Borrower or any Subsidiary of the Borrower, so long as on the date the Borrower or such Subsidiary incurs or otherwise becomes liable with respect to such Indebtedness and immediately after giving effect thereto, (a) no Default or Unmatured Default exists and (b) the aggregate principal amount of all such Indebtedness under this clause (x) does not exceed an amount equal to twenty-five percent (25%) of Consolidated Net Worth calculated as of the last day of the immediately preceding Fiscal Quarter.

6.21. Financial Contracts. The Borrower shall not and shall not permit any of its consolidated Subsidiaries to enter into any Financial Contract, other than Financial Contracts pursuant to which the Borrower or such Subsidiary hedged its actual or anticipated interest rate, foreign currency or commodity exposure existing or anticipated at the time thereof.

6.22. Intercompany Subordination Provisions in Note Purchase Agreement, Senior Notes and Related Guaranty. The Borrower shall cause (i) the Note Purchase Agreement and the Senior Notes to include subordination provisions in respect of intercompany indebtedness on terms substantially similar to the provisions of Section 9.15 hereof, and (ii) any guaranty of the Borrower’s obligations under the Note Purchase Agreement and the Senior Notes to include subordination provisions in respect of intercompany indebtedness on terms substantially similar to the provisions of Section 7(b) of the Guaranty. The Borrower shall not and shall not permit any of its Subsidiaries to amend, restate, supplement or otherwise modify any of such subordination provisions in respect of intercompany indebtedness under the Note Purchase Agreement, the Senior Notes and any guaranty in respect thereof, without the prior written consent of the Required Lenders and the “Required Holders” (as defined in the applicable Note Purchase Agreement).

6.23. Compliance with Anti-Corruption Laws and Sanctions; Beneficial Ownership Regulation and Anti-Money Laundering Laws. The Borrower will (a) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

6.24. Financial Covenants.

6.24.1. Net Debt to Capitalization Ratio. The Borrower will not permit the Net Debt to Capitalization Ratio to exceed [***] to [***] for any Fiscal Quarter.

6.24.2. Minimum Fixed Charge Coverage Ratio. The Borrower will not permit the ratio of (a) Adjusted EBITDA to (b) Consolidated Fixed Charges, in each case calculated as of the last day of each Fiscal Quarter for the four (4) Fiscal Quarter period consisting of four (4) of the five (5) Fiscal Quarters (as selected by the Borrower) during the five (5) Fiscal Quarter period then ending, to be less than [***] to [***].

6.24.3. Priority Debt. The Borrower will not at any time permit Priority Debt to exceed [***] ([***]%) of Consolidated Net Worth as of the last day of the most recently completed Fiscal Quarter.

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1. Breach of Representations or Warranties. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agents under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made.

7.2. Failure to Make Payments When Due. Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one (1) Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any Commitment Fee, LC Fee or other Obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.

7.3. Breach of Covenants. The breach by the Borrower of any of the terms or provisions of Section 6.1(i) (with respect to the Borrower or any Guarantor) or Sections 6.9 through 6.24; or the breach by the Borrower of any of the terms or provisions of Section 6.7 which is not remedied within five (5) Business Days after the occurrence thereof.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

7.4. Other Breaches. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within fifteen (15) days after the occurrence thereof.

7.5. Default as to Other Indebtedness.

(i) Failure of the Borrower or any of its Subsidiaries to pay when due any other Indebtedness which, individually or in the aggregate exceeds $20,000,000 (the Indebtedness described in this clause (i) being referred to as “Material Indebtedness”); or

(ii) Any Material Indebtedness of the Borrower or any of its Subsidiaries (other than Receivables Facility Attributed Indebtedness) shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or

(iii) The Borrower or any of its Subsidiaries shall fail to pay, or shall admit in writing its inability to pay, its debts generally as they become due; or

(iv) The default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause such Material Indebtedness to become due prior to its stated maturity.

7.6. Voluntary Bankruptcy; Appointment of Receiver; Etc. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6, or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

7.7. Involuntary Bankruptcy; Appointment of Receiver; Etc. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty (30) consecutive days.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

7.8. Custody or Control of Property. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

7.9. Judgments. The Borrower or any of its Subsidiaries shall fail within ninety (90) days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money (except to the extent covered by insurance as to which the insurer has not disclaimed coverage) in excess of $20,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Materially Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

7.10. Unfunded Liabilities. The sum of (a) the Unfunded Liabilities of all Plans and (b) the present value of the aggregate unfunded liabilities to provide the accrued benefits under all Foreign Pension Plans exceeds in the aggregate an amount equal to the sum of (i) five percent (5%) of the value (as of any date of determination) of all Plan assets allocable to Plan benefits guaranteed by ERISA and (ii) five percent (5%) of the fair market value of the assets held in trust or other funding vehicles for accrued benefits under all Foreign Pension Plans, or any Reportable Event shall occur in connection with any Plan.

7.11. Other ERISA Liabilities. The Borrower or any other member of the Controlled Group has incurred withdrawal liability or become obligated to make contributions to a Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group, could reasonably be expected to have a Materially Adverse Effect.

7.12. Environmental Matters. The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Materially Adverse Effect.

7.13. Change in Control. Any Change in Control shall occur.

7.14. Receivables Purchase Document Events. Other than at the request of an Affiliate of the Borrower party thereto (as permitted thereunder), an event shall occur which (i) permits the investors in a Receivables Purchase Financing to require amortization or liquidation of the facility and (x) such event is not remedied within thirty (30) days after the occurrence thereof or (y) such investors shall require amortization or liquidation of the facility as a result of such event, or (ii) results in the termination of reinvestment of collections or proceeds of Receivables and Related Security shall occur under the Receivables Purchase Documents.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

7.15. Guarantor Revocation. Any guarantor of the Guaranteed Obligations shall terminate or revoke any of its obligations under the applicable Guaranty or breach any of the material terms of such Guaranty.

7.16. Loan Documents. At any time, for any reason, any Loan Document as a whole that materially adversely affects the ability of the Administrative Agent or any of the Lenders to enforce the Obligations ceases to be in full force and effect or the Borrower or any of its Subsidiaries party thereto shall so assert.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1. Acceleration; Facility LC Collateral Account.

(i) If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, any LC Issuer or any Lender, and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”). If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(ii) If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(iii) The Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuers under the Loan Documents.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

(v) If, within thirty (30) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuers to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

8.2. Amendments. Subject to the provisions of Section 2.23 and this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall:

(i) (a) increase the Commitment of any Lender without the consent of such Lender, (b) reduce the principal amount of any Loan or Reimbursement Obligation or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the consent of each Lender directly affected thereby or (c) except as provided in Section 2.23, postpone the scheduled date of payment of the principal amount of any Loan or Reimbursement Obligation, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby.

(ii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or otherwise amend the definitions of “Required Lenders” or “Pro Rata Share” or Section 11.2 without the consent of each Lender.

(iii) Permit the Borrower to assign its rights or obligations under this Agreement without the consent of each Lender.

(iv) Other than pursuant to a transaction permitted by the terms of this Agreement, release all or substantially all of the Guarantors or all or substantially all of the collateral, if any, securing the Obligations without the consent of each Lender.

(v) Amend this Section 8.2 without the consent of each Lender.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

No amendment of any provision of this Agreement relating to any Agent shall be effective without the written consent of such Agent. No amendment of any provision of this Agreement relating to any LC Issuer shall be effective without the written consent of such LC Issuer. No amendment of any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loans shall be effective without the written consent of the Swing Line Lender. The Administrative Agent may waive payment of the fee required under Section 12.3 without obtaining the consent of any other party to this Agreement.

Notwithstanding anything to the contrary herein (a) the Borrower and the Administrative Agent may, without the input or consent of any other Lender, effect amendments to this Agreement and the other Loan Documents (i) as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 3.3.3 in accordance with the terms of Section 3.3.3 and (ii) as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Section 2.23 (including any definitions relating to or necessary to effectuate the foregoing) and (b) the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

8.3. Preservation of Rights. No delay or omission of the Lenders, the LC Issuers or Agents to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the requisite number of Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agents, the LC Issuers and the Lenders until all of the Obligations have been paid in full.

8.4. Performance by the Administrative Agent. If the Borrower or any other Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may, after notice to the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower or such other Loan Party after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable default rate of interest pursuant to Section 2.12 hereof from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ARTICLE IX

GENERAL PROVISIONS

9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither any LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agents, the LC Issuers and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agents, the LC Issuers and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agents are authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arrangers shall enjoy the benefits of the provisions of Sections 9.6, 9.10, 10.11, and 10.13 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6. Expenses; Indemnification.

(i) The Borrower shall reimburse the Administrative Agent and the Arrangers (and their respective Affiliates) for any costs, internal charges and reasonable out-of-pocket expenses (including reasonable attorneys’ fees, time charges and expenses of attorneys for the Administrative Agent and Arrangers (or their respective Affiliates), which attorneys may or may not be employees of the Administrative Agent or the Arrangers (or their respective Affiliates), and expenses of and fees for other advisors and professionals engaged by the Administrative Agent or the Arrangers (or their respective Affiliates) paid or incurred by the Administrative Agent or the Arrangers (or their respective Affiliates) in connection with the investigation, preparation, negotiation, documentation, execution, delivery, syndication, distribution (including, without limitation, via the internet or through a service such as SyndTrak) review, amendment, modification, administration and collection of the Loan Documents. The Borrower also agrees to reimburse the Agents, the Arrangers, the LC Issuers and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees, time charges and expenses of attorneys for the Agents, the Arrangers, the LC Issuers and the Lenders, which attorneys may be employees of the Agents, the Arrangers, the LC Issuers or the Lenders) paid or incurred by the Agents, the Arrangers, any LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(ii) The Borrower hereby further agrees to indemnify the Agents, the Arrangers, the LC Issuers, each Lender, their respective Affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Agents, the Arrangers, the LC Issuers, any Lender or any Affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder, except to the extent determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. In the case of an investigation, litigation or proceeding to which the indemnity in this Section applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower or any of the Borrower’s Affiliates or the Borrower’s equity holders or creditors or any other Person, or an Indemnified Party is otherwise party thereto. This indemnification shall apply during the pending of action under any Debtor Relief Laws filed by or against the Borrower or any Subsidiaries. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders, to the extent that the Administrative Agent deems necessary.

9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Borrower or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein (“Accounting Changes”), the parties hereto agree, at the Borrower’s request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Borrower’s and its Subsidiaries’ financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles without taking into account such Accounting Changes. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

any election under FASB ASC 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under FASB ASC 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. For purposes of the definitions of “Indebtedness” and “Consolidated Net Funded Debt”, all obligations of any Person that are or would have been treated as operating leases for purposes of the Agreement Accounting Principles prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Rentals in the financial statements delivered hereunder.

9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuers and the Agents on the other hand shall be solely that of borrower and lender. None of the Agents, the Arrangers, the LC Issuers or any Lender shall have any fiduciary responsibilities to the Borrower. None of the Agents, the Arrangers, the LC Issuers or any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that none of the Agents, the Arrangers, the LC Issuers or any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final, non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. None of the Agents, the Arrangers, the LC Issuers or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.11. Confidentiality. The Administrative Agent, each Lender and each LC Issuer agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to its, its Affiliates’ or a Transferee’s directors, officers, employees and agents, including legal counsel, accountants, and other professional advisors, (iii) to regulatory officials (including any self-regulatory authority, such as the National Association of Insurance

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Commissioners) or in accordance with the Administrative Agent’s, such Lender’s or such LC Issuer’s regulatory compliance policy, (iv) to any Person as requested pursuant to or as required by law or regulation or by any subpoena or similar legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Credit Extensions hereunder, (viii) permitted by Section 12.4, (ix) to any other party to this Agreement, (x) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (xi) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (xii) with the consent of the Borrower or (xiii) to the extent such information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any LC Issuer or any Lender on a nonconfidential basis from a source other than the Borrower or a Subsidiary. A Lender making any such disclosure shall, except in the case of clauses (iii), (xii) and (xiii), use reasonable commercial efforts to advise the recipient in advance of the confidential nature of such information. To the extent permitted by applicable law, any Lender making any such disclosure pursuant to clauses (iv) or (v) shall use commercially reasonable efforts to provide notice to the Borrower in respect of such disclosure, but it is expressly understood and agreed that (i) any such notice may or may not be prior notice and (ii) the failure of any such party to provide such notice shall not subject it to any liability whatsoever under this Agreement or any other Loan Document.

9.12. Lenders Not Utilizing Plan Assets. None of the consideration used by any of the Lenders, any LC Issuer or Designated Lenders to make its Credit Extensions constitutes for any purpose of ERISA or Section 4975 of the Code assets of any “plan” as defined in Section 3(3) of ERISA or Section 4975 of the Code and the rights and interests of each of the Lenders, the LC Issuers and Designated Lenders in and under the Loan Documents shall not constitute such “plan assets” under ERISA.

9.13. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) as collateral in the extension or maintenance of the credit provided for herein.

9.14. Disclosure. The Borrower and each Lender hereby acknowledge and agree that Wells Fargo and/or its respective Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

9.15. Subordination of Intercompany Indebtedness. The Borrower agrees that any and all claims of the Borrower against any Guarantor with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Senior Obligations, or against any of its properties, shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Senior Obligations. Notwithstanding any right of the Borrower to ask, demand, sue for, take or receive any payment from any Guarantor, all rights, liens and security interests of the Borrower, whether now or hereafter arising and howsoever existing, in any assets of any Guarantor (whether constituting part

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

of any collateral given to any Holder of Senior Obligations to secure payment of all or any part of the Senior Obligations or otherwise) shall be and are subordinated to the rights of the Holders of Senior Obligations in those assets. The Borrower shall not have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Senior Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to the Senior Loan Documents have been terminated. If all or any part of the assets of any Guarantor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Guarantor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Guarantor is dissolved or if substantially all of the assets of any Guarantor are sold in connection with any such proceeding, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Guarantor to the Borrower (“Intercompany Indebtedness”) shall be paid or delivered directly to the Holders of Senior Obligations (or their respective designees) ratably in accordance with each Holder of Senior Obligations’ pro rata share of the then outstanding Senior Obligations for application on any of the Senior Obligations, due or to become due, until all Senior Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the Borrower upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Senior Obligations (other than contingent indemnity obligations) and the termination of all financing arrangements pursuant to all Senior Loan Documents, the Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Senior Obligations and shall forthwith deliver the same to the Holders of Senior Obligations (or their respective designees) ratably in accordance with each Holder of Senior Obligations’ pro rata share of the then outstanding Senior Obligations, in precisely the form received (except for the endorsement or assignment of the Borrower where necessary), for application to any of the Senior Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Borrower as the property of the Holders of Senior Obligations. If the Borrower fails to make any such endorsement or assignment to any Holder of Senior Obligations, such Holder of Senior Obligations or any of its officers or employees is irrevocably authorized to make the same. The Borrower agrees that until the Senior Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to the Senior Loan Documents have been terminated, the Borrower will not assign or transfer to any Person (other than ratably to the Holders of Senior Obligations) any claim the Borrower has or may have against any Guarantor.

9.16. USA Patriot Act; Anti-Money Laundering Laws. The Administrative Agent and each Lender hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) or any other Anti-Money Laundering Laws, each of them is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Act or such Anti-Money Laundering Laws.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

9.17. Amendment and Restatement of Existing Credit Agreement. The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 4.1, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All Loans made and Obligations incurred under the Existing Credit Agreement which are outstanding on the Closing Date shall continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) the Existing Facility LCs which remain outstanding on the Closing Date shall continue as Facility LCs under (and shall be governed by the terms of) this Agreement, (c) all obligations constituting “Obligations” with any Lender or any Affiliate of any Lender which are outstanding on the Closing Date shall continue as Obligations under this Agreement and the other Loan Documents, (d) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s Outstanding Credit Exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Outstanding Credit Exposure hereunder reflects such Lender’s Pro Rata Share of the Aggregate Outstanding Credit Exposure on the Closing Date and (e) the Borrower hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurodollar Advances (including the “Eurodollar Advances” under the Existing Credit Agreement) and such reallocation described above, in each case on the terms and in the manner set forth in Section 3.4 hereof. Upon the effectiveness hereof, each Departing Lender’s “Commitment” under the Existing Credit Agreement shall be terminated, each Departing Lender shall have received payment in full of all of the “Obligations” under the Existing Credit Agreement (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, “Financial Contract Obligations”, contingent indemnity obligations and other contingent obligations owing to it under the “Loan Documents” as defined in the Existing Credit Agreement) and each Departing Lender shall not be a Lender hereunder. All Lenders agree and acknowledge that only Departing Lenders shall receive full repayment of their “Obligations” under the Existing Credit Agreement on the Closing Date, as such Departing Lenders shall not constitute Lenders hereunder, and the Lenders consent to such full repayment as described above.

9.18. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)

the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(ii)	the effects of any Bail-in Action on any such liability, including, if applicable:

(a) a reduction in full or in part or cancellation of any such liability;

(b) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(c) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

9.19. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs or the Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Facility LCs, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement; or

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, any Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.20. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Financial Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(b) As used in this Section 9.20, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

ARTICLE X

THE AGENTS

10.1. Appointment; Nature of Relationship. Wells Fargo is hereby appointed by each of the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. Each of Bank of America, N.A., Regions Bank, Truist Bank and U.S. Bank National Association is hereby appointed by each of the Lenders as a Syndication Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes each of the Syndication Agents to act as the contractual representative of such lender with the rights and duties expressly set forth herein and in the other Loan Documents. BBVA USA is hereby appointed by each of the Lenders as a Documentation Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Documentation Agent to act as the contractual representative of such lender with the rights and duties expressly set forth herein and in the other Loan Documents. Each Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Administrative Agent”, “Syndication Agent”, and “Documentation Agent”, it is expressly understood and agreed that no Agent shall have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that each Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Agreement and the other Loan Documents. In their capacities as the Lenders’ contractual representative, the Agents (i) do not hereby assume any fiduciary duties to any of the Lenders, (ii) are “representatives” of the Lenders within the meaning of Section 9-102 of the Uniform Commercial Code and (iii) are acting as independent contractors, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against any Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

10.2. Powers. Each Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to such Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agents shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the applicable Agents.

10.3. General Immunity. No Agent or any of its respective directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final, non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4. No Responsibility for Loans, Recitals, etc. No Agent or any of its respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agents; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Guaranteed Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries. The Agents shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to any Agent at such time, but is voluntarily furnished by the Borrower to such Agent (either in its capacity as an Agent or in its individual capacity).

10.5. Action on Instructions of Lenders. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agents shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or all of the

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Lenders in the event that and to the extent that this Agreement expressly requires such). Each Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6. Employment of Agents and Counsel. Any Agent may execute any of its respective duties as an Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Each Agent shall be entitled to advice of counsel concerning the contractual arrangement between such Agent and the Lenders and all matters pertaining to such Agent’s duties hereunder and under any other Loan Document. The Administrative Agent shall have no liability for any action taken or omitted in good faith as a result of advice of counsel.

10.7. Reliance on Documents; Counsel. Each Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by such Agent, which counsel may be employees of such Agent.

10.8. Agents’ Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify each Agent ratably in proportion to the Lenders’ respective Pro Rata Shares (i) for any amounts not reimbursed by the Borrower for which such Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by such Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by such Agent in connection with any dispute between such Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against such Agent in connection with any dispute between such Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents; provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final, non-appealable judgment in a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Agent (provided that no action taken in accordance with the directions of the Required Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 10.8) and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

10.9. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless such Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that any Agent receives such a notice, such Agent shall give prompt notice thereof to the Lenders.

10.10. Rights as a Lender. In the event any Agent is a Lender, such Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Credit Extensions as any Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, at any time when any Agent is a Lender, unless the context otherwise indicates, include such Agent in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. Each of the Lenders and the LC Issuers acknowledge that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender or any LC Issuer.

10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent, the Arrangers or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, the Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

10.12. Successor Agents. Any Agent may resign at any time as an Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five (45) days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent which appointment shall, provided no Default or Unmatured Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Agent). If no successor Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the current Agent’s giving of notice of resignation, then the current Agent may, on behalf of the Lenders and the LC Issuers, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as the applicable Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Agent, and the current Agent shall be discharged from its duties and obligations under the Loan Documents. If such successor Agent shall be the Administrative Agent, such successor Administrative Agent shall issue letters of credit in substitution for the Facility LCs, if any,

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

outstanding at the time of such succession issued by the current Administrative Agent in its capacity as an LC Issuer or shall make other arrangements satisfactory to the current Administrative Agent, in its capacity as an LC Issuer, in either case, to assume effectively the obligations of the current Administrative Agent with respect to such Facility LCs. After any Agent’s resignation hereunder as Agent, the provisions of this Article X. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

10.13. Agent and Arranger Fees. The Borrower agrees to pay to the Administrative Agent and the Arrangers, for their respective accounts, the fees agreed to by the Borrower, the Administrative Agent and the Arrangers pursuant to those certain fee letter agreements dated January 21, 2020 or as otherwise agreed from time to time.

10.14. Delegation to Affiliates. The Borrower and the Lenders agree that any Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the applicable Agent is entitled under Articles IX and X.

10.15. Release of Guarantors.

(i) Upon the liquidation or dissolution of any Guarantor, or sale of the Capital Stock of any Guarantor, in each case which is permitted pursuant to the terms of any Loan Document or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days’ prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the applicable Guarantor from its obligations under the Guaranty; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Guarantor without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations, any other Guarantor’s obligations under the Guaranty, or, if applicable, any obligations of the Borrower or any Subsidiary in respect of the proceeds of any such sale retained by the Borrower or any Subsidiary.

(ii) Each of the Released Guarantors are “Guarantors” under the Existing Credit Agreement and the Existing Guaranty. The Administrative Agent and each of the Lenders hereby agree that, as of the Closing Date, each Released Guarantor shall (i) be automatically released as a “Guarantor” under each of the Existing Credit Agreement and Existing Guaranty and from its obligations under each of the Existing Credit Agreement and the Existing Guaranty and (ii) have no obligations under the Credit Agreement, the Guaranty or any other Loan Document.

10.16. Disclosure. Except as expressly provided herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by Wells Fargo or such other successor institution which may be acting as Administrative Agent) serving as Administrative Agent or any of its Affiliates in any capacity.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

10.17. Funds Transfer Disbursements.

(i) Generally. The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Transfer Authorizer Designation Form. The Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by the Borrower; or (ii) made in the Borrower’s name and accepted by the Administrative Agent in good faith and in compliance with these transfer instructions, even if not properly authorized by the Borrower. The Borrower further agrees and acknowledges that the Administrative Agent may rely solely on any bank routing number or identifying bank account number or name provided by the Borrower to effect a wire or funds transfer even if the information provided by the Borrower identifies a different bank or account holder than named by the Borrower. The Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by the Borrower. If the Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfer requests or takes any actions in an attempt to detect unauthorized funds transfer requests, the Borrower agrees that no matter how many times the Administrative Agent takes these actions the Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between the Administrative Agent and the Borrower. The Borrower agrees to notify the Administrative Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after the Administrative Agent’s confirmation to the Borrower of such transfer.

(ii) Funds Transfer. The Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. The Administrative Agent may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization, (ii) require use of a bank unacceptable to the Administrative Agent or any Lender or prohibited by any Governmental Authority, (iii) cause the Administrative Agent or any Lender to violate any Federal Reserve or other regulatory risk control program or guideline or (iv) otherwise cause the Administrative Agent or any Lender to violate any applicable law or regulation.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by the Administrative Agent, each LC Issuer, each Lender, each Affiliate of the Administrative Agent, any LC Issuer or any Lender, and each Participant, to or for the credit or account of the Borrower may be offset and

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

applied toward the payment of the Obligations owing to the Administrative Agent, such LC Issuer, such Lender, such Affiliate of the Administrative Agent, any LC Issuer or any Lender, or such Participant, as the case may be, whether or not the Obligations, or any part thereof, shall then be due, without prior notice to any other Person, any such notice being hereby expressly waived, but in the case of any LC Issuer, a Lender, an Affiliate of any LC Issuer or any Lender, or a Participant, subject to receipt of the prior written consent of the Required Lenders exercised in their sole discretion. Any Lender taking any such setoff action will use commercially reasonable efforts to provide notice to the Borrower in respect of such action, but it is expressly understood and agreed that (i) any such notice may or may not be prior notice and (ii) the failure of any such Lender to provide such notice shall not subject it to any liability whatsoever under this Agreement or any other Loan Document.

11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1. Successors and Assigns; Designated Lenders.

12.1.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders, and any such assignment in violation of this Section 12.1.1 shall be null and void, and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or other central banking authority or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Credit Extension or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

instructions from the Person which made any Credit Extension or which holds any Note to direct payments relating to such Credit Extension or Note to another Person. Any assignee of the rights to any Credit Extension or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Outstanding Credit Exposure (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Outstanding Credit Exposure.

12.1.2. Designated Lenders.

(i) Subject to the terms and conditions set forth in this Section 12.1.2, any Lender may from time to time elect to designate an Eligible Designee to provide all or any part of the Loans to be made by such Lender pursuant to this Agreement; provided that the designation of an Eligible Designee by any Lender for purposes of this Section 12.1.2 shall be subject to the approval of the Administrative Agent (which consent shall not be unreasonably withheld or delayed). Upon the execution by the parties to each such designation of an agreement in the form of Exhibit F hereto (a “Designation Agreement”) and the acceptance thereof by the Administrative Agent, the Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit the Designated Lender to provide all or a portion of the Loans to be made by the Designating Lender pursuant to the terms of this Agreement and the making of the Loans or portion thereof shall satisfy the obligations of the Designating Lender to the same extent, and as if, such Loan was made by the Designating Lender. As to any Loan made by it, each Designated Lender shall have all the rights a Lender making such Loan would have under this Agreement and otherwise; provided, (x) that all voting rights under this Agreement shall be exercised solely by the Designating Lender, (y) each Designating Lender shall remain solely responsible to the other parties hereto for its obligations under this Agreement, including the obligations of a Lender in respect of Loans made by its Designated Lender and (z) no Designated Lender shall be entitled to reimbursement under Article III hereof for any amount which would exceed the amount that would have been payable by the Borrower to the Lender from which the Designated Lender obtained any interests hereunder. No additional Notes shall be required with respect to Loans provided by a Designated Lender; provided, however, to the extent any Designated Lender shall advance funds, the Designating Lender shall be deemed to hold the Notes in its possession as an agent for such Designated Lender to the extent of the Loan funded by such Designated Lender. Such Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and communications hereunder. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Borrower nor the Administrative Agent shall be responsible for any Designating Lender’s application of such payments. In addition, any Designated Lender may (1) with notice to, but without the consent of the Borrower or the Administrative Agent, assign all or portions of its interests in any Loans to its Designating Lender or to any financial institution consented to by the Administrative Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender and (2) subject to advising any such Person that such information is to be treated as confidential in accordance with such Person’s customary practices for dealing with confidential, non-public information, disclose on a confidential basis any non-public information relating to its Loans to any rating agency,

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

commercial paper dealer or provider of any guarantee, surety or credit or liquidity enhancement to such Designated Lender. In addition, each such Designating Lender that elects to designate an Eligible Designee and such Eligible Designee that becomes a Designated Lender, (i) shall keep a register for the registration relating to each such Revolving Loan, specifying such Designated Lender’s name, address and entitlement to payments of principal and interest with respect to such Revolving Loan and each transfer thereof and the name and address of each transferees and (ii) shall collect, prior to the time such Designated Lender receives payment with respect to such Revolving Loans from each such Designated Lender, the appropriate forms, certificates, and statements described in Section 3.5 (and updated as required by Section 3.5) as if such Designated Lender were a Lender under Section 3.5.

(ii) Each party to this Agreement hereby agrees that it shall not institute against, or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangements, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law for one year and a day after the payment in full of all outstanding senior indebtedness of any Designated Lender; provided that the Designating Lender for each Designated Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against such Designated Lender. This Section 12.1.2 shall survive the termination of this Agreement.

12.2. Participations.

12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (other than an Ineligible Institution) (“Participants”) participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure, and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. The applicable Lender shall use commercially reasonable efforts to notify the Borrower of the amount of any such sale of participating interests to a Participant and the identity of such Participant in respect thereof within five (5) Business Days of such sale; provided that no Lender shall be subject to any liability for the failure to so notify the Borrower

12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension, Outstanding Credit Exposure, Commitment or Facility LC in which such Participant has an interest which (i) extends the final maturity of any Loan or any Facility LC beyond the Facility Termination Date or forgives all or a portion of the principal amount thereof or interest or fees thereon, or reduces the rate or extends the time of payment of interest or fees on any such Loan or the related Commitment or (ii) extends the Facility Termination Date, or (iii) releases any guarantor of the Guaranteed Obligations or all or substantially all of the collateral, if any, securing the Obligations.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

12.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

12.2.4. Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Facility LCs or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Facility LC or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for any Taxes or Excluded Taxes attributable to such Lender’s failure to comply with the provisions of this Section 12.2.4 relating to the maintenance of a Participant Register that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 12.2.4.

12.3. Assignments.

12.3.1. Assignments; Consents. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(i) Minimum Amounts.

(a) In the case of an assignment of the entire remaining amount of an assigning Lender’s Commitment and the Loans at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(b) In any case not described in the immediately preceding subsection (a), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent, LC Issuers and, so long as no Unmatured Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that if, after giving effect to such assignment, the amount of the Commitment held by such assigning Lender or the outstanding principal balance of the Loans of such assigning Lender, as applicable, would be less than $5,000,000, then such assigning Lender shall assign the entire amount of its Commitment and the Loans at the time owing to it.

12.3.2. Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

12.3.3. Required Consents. No consent shall be required for any assignment except to the extent required by Section 12.3.1(b) and, in addition:

(i) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Unmatured Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(ii) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Commitment if such assignment is to a Person that is not already a Lender with a Commitment, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender; and

(iii) the consent of the Swing Line Lender and each LC Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of a Commitment.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

12.3.4. Assignment and Acceptance; Notes. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500 for each assignment (which processing and recordation fee shall be paid by the assignee or the transferor Lender), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. If requested by the transferor Lender or the assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the assignee and such transferor Lender, as appropriate.

12.3.5. No Assignment to Borrower. No such assignment shall be made to any Ineligible Institution.

12.3.6. Effect of Assignment. Subject to acceptance and recording thereof by the Administrative Agent pursuant to the immediately following Section 12.3.7, from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 9.6 and 10.8 and the other provisions of this Agreement and the other Loan Documents that survive the termination hereof and thereof with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2.

12.3.7. The Register. Notwithstanding anything to the contrary in this Agreement, the Borrower hereby designates the Administrative Agent, and the Administrative Agent hereby accepts such designation, to serve as the Borrower’s non-fiduciary agent solely for purposes of this Section 12.3. In this connection, the Administrative Agent shall maintain at its address referred to in Section 13.1 a copy of each assignment delivered to and accepted by it pursuant to this Section 12.3 and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, principal amount of and interest on the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this Section 12.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

ARTICLE XIII

NOTICES

13.1. Notices. Except as otherwise permitted by Section 2.15 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Agents or any Lender party hereto as of the Closing Date, at its respective address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender that becomes a party hereto pursuant to Section 12.3, at its address or facsimile number set forth in the applicable assignment or, if none is provided therein, in its Administrative Questionnaire or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

13.2. Electronic Delivery. Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website sponsored or hosted by the Administrative Agent or the Borrower) provided that the foregoing shall not apply to (i) notices to any Lender (or any LC Issuer) pursuant to Article II and (ii) any Lender that has notified the Administrative Agent and the Borrower that it cannot or does not want to receive electronic communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices or other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, and notices and other communications sent by telecopier or other electronic delivery (subject to the immediately preceding sentence) shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificate required by Section 6.7.3 to the Administrative Agent and shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Except for the certificates required by Section 6.7.3, the

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

13.3. Change of Address. The Borrower, the Agents and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Borrower, the Agents, the LC Issuers and the Lenders and each party has notified the Agents by facsimile transmission or telephone that it has taken such action. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK, NEW YORK, BOROUGH OF MANHATTAN OR, IF SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK, BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENTS, ANY LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENTS, ANY LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

THE AGENTS, ANY LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK OR THE CITY IN WHICH THE PRINCIPAL OFFICE OF SUCH AGENT, LENDER OR AFFILIATE, AS THE CASE MAY BE, IS LOCATED.

15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENTS, EACH LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[Signature Pages Follow]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuers and the Agents have executed this Agreement as of the date first above written.

ERGON, INC., as the Borrower

By:	/s/ Emmitte J. Haddox
Name:
Title:

2829 Lakeland Drive (39232-7611)
Post Office Box 1639
Jackson, Mississippi 39215-1639

Attention:
Emmitte Haddox, Chief Executive Officer
Phone: 601.933.3000
Fax: 601.933.3351
Email: Emmitte.haddox@ergon.com

and to

Alan L. Wall, Executive Vice President and Chief
Financial Officer
Phone: 601.933.3268
Fax: 601.933.3358 Email: Alan.wall@ergon.com

1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as the Administrative Agent, as
Swing Line Lender, as Principal LC Issuer and as a
Lender

By:	/s/ Nathan Starr
Name: Nathan Starr
Title: Director

Administrative Agent:

1525 West W.T. Harris Boulevard
Mail Code: D1109-019
Charlotte, North Carolina 28262
Attention: Syndication Agency Services
Telephone: 704-590-2706
Telecopy: 704-590-2790

Email: agencyservices.requests@wellsfargo.com

With a copy to:

1000 Louisiana Street
12th Floor
Mail Code: T0002-120
Houston, TX 77002
Attention: Nathan Starr
Telephone: 713-319-1977
Fax: 713-319-1053
Email: Nathan.starr@wellsfargo.com

Principal LC Issuer and Swing Line Lender:

1525 W. W.T. Harris Blvd., 1st Floor
Charlotte, North Carolina 28262-8522
Attention: Syndication Agency Services
Telephone: 704-590-2706
Telecopy: 704-590-2790
Email: agencyservices.requests@wellsfargo.com

2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

BANK OF AMERICA, N.A., as a Syndication Agent, as an LC Issuer and as a Lender

By:	/s/ Bruce Clark
Name: Bruce Clark
Title: Senior Vice President

6060 Poplar Avenue, Suite 101
Memphis, TN 38119
901-922-6146
bruce.clark@baml.com

3

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

REGIONS BANK, as Syndication Agent and as a Lender

By:	/s/ Cody Chance
Name: Cody Chance
Title: Vice President

4

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

TRUIST BANK (as successor by merger to SunTrust Bank, as a Syndication Agent and as a Lender

By:	/s/ Lincoln LaCour
Name: Lincoln LaCour
Title: Vice President

5

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

U.S. BANK NATIONAL ASSOCIATION, as a Syndication Agent and as a Lender

By:	/s/ John Prigge
Name: John Prigge
Title: Senior Vice President

6

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

BBVA USA, as a Documentation Agent and as a Lender,

By:	/s/ Mark H. Wolf
Name: Mark H. Wolf
Title: Senior Vice President

7

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

BANCORPSOUTH BANK, as a Lender

By:	/s/ Ronald L. Hendrix
Name: Ronald L. Hendrix
Title: Executive Vice President

8

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

CAPITAL ONE, NATIONAL ASSOCIATION, as a Departing Lender

By:	/s/ Christopher Kuna
Name: Christopher Kuna
Title: Senior Director

9

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

TRUSTMARK NATIONAL BANK, as a Lender

By:	/s/ Craig E. Sosebee
Name: Craig E. Sosebee
Title: First Vice President

Attention: Craig E. Sosebee, First Vice President

Phone: 601 208 5939
Fax: 601 208 5030
Email: csosebee@trustmark.com

10

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

FIRST HORIZON BANK, as a Lender

By:	/s/ Thomas Drake
Name: Thomas Drake
Title: Vice President

Attention:

Participations Group
3451 Prescott Rd
Memphis, TN 38118

Email: participation@firsthorizon.com

11

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SYNOVUS BANK, as a Lender

By:	/s/ Charles C. Clark, Jr.
Name: Charles C. Clark, Jr.
Title: Director

Attention:

Charles C. Clark, Jr.
800 Shares Creek Parkway
Birmingham, AL 35209

12

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

HANCOCK WHITNEY BANK, as a Lender

By:	/s/ Nancy G. Moragas
Name: Nancy G. Moragas
Title: Sr. Vice President

Attention:

701 Poydras St., 33rd Floor
New Orleans, LA 70130
(504) 299-5125

13

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

PRICING SCHEDULE

	LEVEL I STATUS		LEVEL II STATUS		LEVEL III STATUS		LEVEL IV STATUS		LEVEL V STATUS
Applicable Margin (Eurodollar)	[***]	%	[***]	%	[***]	%	[***]	%	[***]	%
Applicable Margin (ABR)	[***]	%	[***]	%	[***]	%	[***]	%	[***]	%
Applicable Commitment Fee Rate	[***]	%	[***]	%	[***]	%	[***]	%	[***]	%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.7.1 or 6.7.2, respectively.

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Net Debt to Capitalization Ratio on such date is less than or equal to [***] to [***].

“Level II Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Net Debt to Capitalization Ratio on such date is greater than 0.10 to 1.00 and less than or equal to [***] to [***].

“Level III Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Net Debt to Capitalization Ratio on such date is greater than [***] to [***] and less than or equal to [***] to [***].

“Level IV Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Net Debt to Capitalization Ratio on such date is greater than [***] to [***] and less than or equal to [***] to [***].

“Level V Status” exists at any date if, on such date, the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

“Status” means Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

14

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

The Applicable Margin and Applicable Commitment Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Commitment Fee Rate shall be effective as of the first day of the next succeeding calendar month beginning immediately after the date the Administrative Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.7.1 or 6.7.2, as applicable, then the Applicable Margin and Applicable Commitment Fee Rate shall be the highest Applicable Margin and Applicable Commitment Fee Rate set forth in the foregoing table until the first day of the next succeeding calendar month beginning immediately after such Financials are so delivered. Notwithstanding the foregoing, Level II Status shall be deemed to be applicable until the Administrative Agent’s receipt of the Financials for the fiscal quarter of the Borrower ending on or about December 31, 2019 (unless such Financials demonstrate that Level III Status, Level IV Status or Level V Status should have been applicable during such period, in which case such other Status shall be deemed to be applicable during such period).

15

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

COMMITMENT SCHEDULE

LENDER	COMMITMENT
Wells Fargo Bank, National Association	$	[***]
Bank of America, N.A.	$	[***]
Regions Bank	$	[***]
Truist Bank	$	[***]
U.S. Bank National Association	$	[***]
BBVA USA	$	[***]
BancorpSouth Bank	$	[***]
Trustmark National Bank	$	[***]
First Horizon Bank	$	[***]
Synovus Bank	$	[***]
Hancock Whitney Bank	$	[***]
TOTAL		$600,000,000.00

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

LC COMMITMENT SCHEDULE

LC Issuer	LC COMMITMENT
Wells Fargo Bank, National Association	$	[***]
Bank of America, N.A.	$	[***]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

DEPARTING LENDER SCHEDULE

Capital One, National Association

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.